 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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MACC PRIVATE EQUITIES INC.
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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October 15, 2010

To the Shareholders of MACC Private Equities Inc.:

The Annual Meeting of Shareholders of MACC Private Equities Inc. will be held on Tuesday, November 30, 2010, at 10:00 a.m. Pacific Time at 24 Corporate Plaza Drive, Newport Beach, California 92660.

A Notice of the meeting, a Proxy and Proxy Statement containing information about matters to be acted upon are enclosed.  In addition, our Annual Report for the fiscal year ended September 30, 2009, is enclosed and provides information regarding our financial results for the year.  Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.  If you attend the Annual Meeting in November, you retain the right to vote in person even though you previously mailed the enclosed Proxy.

At the Annual Meeting, among other items, you will be asked to authorize MACC to issue common stock at a price below its current net asset value per share, and raise additional capital through the issuance of warrants, options or other rights to subscribe for or convert into common stock.  The terms of such securities to be authorized, including interest rates, dividends, conversion prices, voting rights, redemption prices, and similar matters will be determined by our Board of Directors.  You should review the current risks, financial statements and management’s discussion and analysis of financial condition and results of operations as provided in our 2009 Annual Report filed with the Securities and Exchange Commission on December 28, 2009 and also our subsequent periodic reports which are incorporated by reference herein.

Please also note that the form of Proxy, this Proxy Statement and our 2009 Annual Report are available at http://bnymellon.mobular.net/bnymellon/macc for your viewing.  You may access those proxy materials any time beginning October 25, 2010.

It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to review carefully the Proxy Statement and sign, date and return the enclosed Proxy at your earliest convenience.  I look forward to meeting you and, together with our Directors and Officers, reporting our activities and discussing our business and prospects.  I hope you will be present.

Very truly yours,

Michael W. Dunn
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 30, 2010

To the Shareholders of MACC Private Equities Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of MACC Private Equities Inc., a Delaware corporation (the “Company,” “MACC,” “we” or “us”), will be held on Tuesday, November 30, 2010, 10:00 a.m. Pacific Time at 24 Corporate Plaza Drive, Newport Beach, California 92660, for the following purposes:

1.	To elect four directors to serve until the 2011 Annual Shareholders Meeting or until their respective successors shall be elected and qualified;

2.	To authorize us to conduct a reverse stock split of our common stock with one new share being issued for every three shares currently outstanding and to adopt Conforming changes to our articles of incorporation (the “Articles”);

2.

3.	To change our name to “MACC Equities Inc.” by amending our Articles to more appropriately reflect our intended investment strategy;

4.	To authorize us, with the approval of the Board, to sell or otherwise issue shares of our common stock at a price below its then-current net asset value per share, subject to certain limitations discussed below;

5.	To authorize us to issue warrants, options or rights to subscribe for or convert into our common stock;

6.	To ratify the appointment of KPMG LLP as our independent auditors for our fiscal year ending September 30, 2010;

7.	To approve the Amended and Restated Investment Advisory Agreement (the “Amended Advisory Agreement”) between us and our investment adviser, Eudaimonia Asset Management, LLC (“EAM”);

8.	To approve the Amended and Restated Subadvisory Agreement (the “Amended Subadvisory Agreement”) among MACC, EAM and InvestAmerica Investment Advisors, Inc., (“IAIA”); and

9.	To transact such other business as may properly come before the meeting and any adjournment thereof.

By Order of the Board of Directors Montie L. Weisenberger, Secretary

Your Officers and Directors desire that all shareholders be present or represented at the Annual Meeting. Even if you plan to attend in person, please date, sign and return the enclosed proxy in the enclosed postage-prepaid envelope at your earliest convenience so that your shares may be voted. If you do attend the meeting in November, you retain the right to vote even though you mailed the enclosed proxy. The proxy must be signed by each registered holder exactly as the stock is registered.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 30, 2010

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of MACC of proxies to be voted at the Annual Meeting of Shareholders to be held on November 30, 2010, or any adjournment thereof (the “2010 Annual Meeting”). The date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders of MACC is on or about October 25, 2010.

PURPOSES OF THE MEETING

The 2010 Annual Meeting will be held for the purposes of:

(1)	electing four persons to serve as directors to serve until the 2011 Annual Shareholders Meeting or until their respective successors shall be elected and qualified;

(2)	authorizing us to conduct a reverse stock split of our common stock;

(3)	authorizing us to change our name to “MACC Equities Inc.”;

(4)	authorizing us to sell or otherwise issues shares of common stock at a price below its then-current net asset value (“NAV”) per share, subject to certain limitations;

(5)	authorizing us to issue warrants, options or rights to subscribe for or convert into our common stock;

(6)	ratifying the appointment by the Board of KPMG LLP as our independent auditors for the fiscal year ending September 30, 2010 (“Fiscal Year 2010”);

(7)	approve the Amended Advisory Agreement with EAM;

(8)	approve the Amended Subadvisory Agreement among MACC, EAM and IAIA; and

(9)	transacting such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors unanimously recommends that the shareholders vote FOR the election as directors of the persons named under ELECTION OF DIRECTORS, FOR the authorization to conduct a reverse stock split, FOR changing our name, FOR the authorization to sell or issue common stock below NAV, FOR the authorization to issue warrants, options or rights to subscribe for or convert into our common stock, FOR the ratification of the appointment of KPMG LLP as independent auditors, FOR approval of the Amended Advisory Agreement, and FOR approval of the Amended Subadvisory Agreement

VOTING AT THE MEETING

The record date for MACC stockholders entitled to notice of, and to vote at, the 2010 Annual Meeting is the close of business on October 15, 2010 (the “Record Date”).  As of the Record Date, we had outstanding and entitled to vote at the 2010 Annual Meeting 2,464,621 shares of common stock.  The presence, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the 2010 Annual Meeting is necessary to constitute a quorum.  Abstentions and shares held by brokers, banks, other institutions and nominees that are voted on any matter at the 2010 Annual Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the 2010 Annual Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote.  In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share of common stock held in the shareholder’s name at the close of business on the Record Date.

To be elected a Director, each nominee under PROPOSAL 1 must receive the favorable vote of the holders of a plurality of the shares of common stock entitled to vote and represented at the 2010 Annual Meeting.

In order to (i) authorize a reverse stock split under PROPOSAL 2, (ii) change our name to “MACC Equities Inc.” under PROPOSAL 3, and (iii) ratify the appointment of KPMG LLP as our independent auditors for Fiscal Year 2010 under PROPOSAL 6, these proposals must receive the favorable vote of a majority of the outstanding shares of common stock entitled to vote at the 2010 Annual Meeting.

In order to (i) authorize us to sell or otherwise issue shares of common stock below NAV under PROPOSAL 4, (ii) approve the Amended Advisory Agreement under PROPOSAL 7, and (iii) approve the Amended Subadvisory Agreement under PROPOSAL 8, these proposals must receive the affirmative vote of a majority of our outstanding common stock as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), which is the vote of the lesser of (a) 67% or more of the outstanding shares of our common stock present at the 2010 Annual Meeting or represented by proxy if the holders of more than 50% of our shares are present or represented by proxy or (b) more than 50% of our outstanding shares of common stock.  In addition, PROPOSAL 4 must receive the favorable vote of a majority of the outstanding shares which are not held by our “affiliated persons” (as that term is defined by the 1940 Act).

In order to authorize us to issue warrants, options or rights to subscribe for or convert into our common stock under PROPOSAL 5, the proposal must receive the favorable vote of a majority of the votes cast at the 2010 Annual Meeting.

Each proxy delivered to us, unless the shareholder otherwise specifies therein, will be voted:

➢	FOR the election as Directors of the persons named under ELECTION OF DIRECTORS—NOMINEES;
➢	FOR authorization to conduct a reverse stock split;
➢	FOR authorization to change our name to “MACC Equities Inc.”;
➢	FOR authorization to sell or issue common stock at a price below NAV;
➢	FOR authorization to issue warrants, options or rights to subscribe for or convert into our common stock
➢	FOR the ratification of the appointment by the Board of KPMG LLP as our independent auditors;
➢	FOR the approval of the Amended Advisory Agreement with EAM; and
➢	FOR the approval of the Amended Subadvisory Agreement with IAIA and EAM.

In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with this specification.  As to any other matter or business which may be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither our management nor the Board of Directors knows of any such other matter or business.  Any shareholder has the power to revoke his proxy at any time insofar as it is then not exercised by giving notice of such revocation, either personally at the meeting or in writing, to Secretary, MACC Private Equities Inc., 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007, or by the execution and delivery to us of a new proxy dated subsequent to the original proxy.

BACKGROUND FOR PROPOSALS 2-5

At the 2008 Annual Meeting, our shareholders approved the appointment of EAM as our adviser to manage all investments we made with new capital raised after that time (the “New Portfolio”) while retaining IAIA, our long time investment adviser, to subadvise EAM respecting the assets we held at that time (the “Legacy Portfolio”).  The strategy we announced at that time was that we would, once we had assets available, seek to transition from investing in the types of illiquid debt and equity securities comprising our Legacy Portfolio, toward investing in EAM’s growth strategy for us, which included the following elements:

●
Making investments in small companies which may not have access to traditional means of financing through private investments in public equities (so-called “Pipes”) and registered direct offerings permissible for business development companies (“BDCs”) under the 1940 Act;

●	Investing up to a maximum of 30% of our total assets in equity positions of promising companies that are publicly-listed, with a focus on small- and micro-cap companies;
●	Investing on a limited basis (up to maximum of 10% of our total assets) in privately-held companies;
●	Recruiting directors with diverse and broad financial and business experience;
●	Undertaking an investor relations strategy to improve our market presence;
●
Diligently focusing on internal growth through capital appreciation while retaining income and capital gains, and obtaining additional equity capital to reduce fixed expenses per share, increase stockholder liquidity and maximize stockholder value; and

●	Retaining IAIA on a transitional basis as a subadviser to liquidate and maximize the value of the Legacy Portfolio.

At the 2008 Annual Meeting, our shareholders also approved the terms of a rights offering, among other strategies designed to increase our shareholder base, market interest in us, and our asset level.  Since that time, a number of factors have contributed to a decrease in our net asset value and our share price.  The U.S. capital markets entered into a period of disruption as evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions.  These factors accelerated during the last half of 2008, and the number of investors sold assets because they had to repay debt or meet equity redemption requirements or other obligations increased significantly during the last half of 2008 and first half of 2009.  This created forced selling that negatively impacted valuations of debt securities (which comprises a majority of our Legacy Portfolio) in most markets.  The negative pressure on our Legacy Portfolio valuations contributed to significant unrealized write-downs of our debt investments.

Even though the underlying performance of a particular portfolio company may not indicate an impairment or its inability to repay all principal and interest in full, volatility in the debt capital markets may negatively impact the valuations of debt investments and result in unrealized write-downs of those debt investments. These unrealized write-downs, as well as unrealized write-downs based on the underlying performance of some of the Legacy Portfolio companies, negatively impact our stockholders’ equity.

The global financial crisis which began in late 2008 and continued through 2009, continues to result in slow economic growth in the U.S. and elsewhere, has severely impacted our share price along with a majority of most listed companies.  Because of our historically small size, limited shareholder base and limited trading volume, our stock price was hit particularly hard.  From the second quarter of our fiscal year ended September 2008 (“Fiscal Year 2008”) through the quarter ended June 30, 2010, our stock price has dropped from a high of $2.77 a share to a low of $0.54 a share—an 81% decline.  During the same period, our net asset value per share has dropped from $4.18 to $2.98—a 29% decline.

The steep decline in our share price lead the Nasdaq Capital Market (“Nasdaq”) to notify us on September 15, 2009 that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) because our common stock did not maintain a minimum bid price of $1.00 per share for the preceding 30 consecutive business days.  Since the bid price of our common stock had not closed at $1.00 per share or more for a minimum of ten consecutive business days, the Nasdaq staff provided us written notification on March 16, 2010 that we had not complied with the rule, and accordingly our common stock is subject to delisting from the Nasdaq.  In accordance with Nasdaq rules, we filed an appeal of the delisting decision on March 23, 2010.  That appeal suspended the delisting.  We conducted our appeal on April 28, 2010, where presented a plan to regain compliance with the rule.  On May 14, 2010, we received a letter from Nasdaq informing us that the Nasdaq hearings panel (the “Panel”) had granted our request to remain listed on the Nasdaq Capital Market.  The Panel’s determination was subject to: (i) an understanding that on or about July 15, 2010, we would inform the Panel that we had filed a definitive proxy for our annual shareholder meeting that includes a proposal for a reverse stock split, and (ii) that on or before September 13, 2010, we must show a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

On September 13, 2010 we were notified by Nasdaq that our stock failed to show a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days and that the Panel issued a final determination to delist our shares effective on September 15, 2010.

Currently our common stock trades on the over-the-counter “pink sheets” on the OTCQB marketplace under the ticker symbol “MACC.”  One of our goals in raising additional capital under the proposals discussed below is to move to the premier over-the-counter marketplace, the OTCQX, and eventually return to listing our shares on Nasdaq.  There can be no assurances that we will be able to return to listing our shares on Nasdaq.  The OTCQX requires $2 million in total assets, a minimum bid price of $0.10, annual revenues of $2 million, net tangible asets of $1 million, net income of $500,000 and the market value of listed securities to equal at least $5 million.  The upper tier of the OTCQX maintains the same listing requirements as Nasdaq including, among other things, the $1.00 minimum bid price.  Our initial goal is to move from the OTCQB to the OTCQX.  Our long term goal is to regain listing on Nasdaq.  The quotation of our common stock on the over-the-counter “pink sheets” bulletin board provides limited liquidity for our common stock and may negatively affect the price of our common stoc

As we have previously reported, our Board has explored a number of alternatives in the last two years to address these problems.  In an attempt to raise additional capital and achieve other stated goals, we prepared to make a rights offering by filing a registration statement with the Securities and Exchange Commission (“SEC”).  In conjunction with discussions with the SEC, the Board determined to withdraw that offering and submit to shareholders the items included in this Proxy prior to moving forward with a capital transaction.  While potential Legacy Portfolio disposition options have been investigated, including a merger, the Board has not received any indication that the Legacy Portfolio could be sold for a value which is reasonable, as compared to the value of the Legacy Portfolio if held to intended maturities.  Proposing a plan of liquidation was another option available to the Board.  However, because of (i) the costs associated with maintaining our registration under the Securities Exchange Act of 1934 (the “1934 Act”) and our BDC election under the 1940 Act, (ii) the uncertainty as to whether those costs could be mitigated in any meaningful way under a plan of liquidation (it is difficult to predict whether we could obtain and maintain an exemption from the 1934 Act reporting requirements over a several year period, and without such exemption, our ability to limit our operating costs would be severely impacted), and (iii) the number of years that would be required to realize acceptable gains on the Legacy Portfolio, the Board was not persuaded that presenting a plan of liquidation was in the best interests of MACC or its stockholders.  Furthermore, the Board strongly believes that MACC retains enterprise value as an established public issuer operating as a BDC.  The only thing missing is additional capital.  Stockholders should evaluate their continued investment in the Company based on the risks and uncertainties associated with the proposals in this Proxy described herein.

As discussed above and elsewhere in prior reports, obtaining additional capital, even relatively small amounts, could increase our market recognition, reduce the per-share cost of our listed BDC status, and allow EAM to undertake its promising strategy for the New Portfolio.  Since 2008, EAM’s assets under management have increased from $1,847,560 to $125,761,564 as of September 30, 2010, all of which are invested in a strategy similar to what we propose for the New Portfolio.  The Board believes that obtaining additional capital through multiple methods proposed under PROPOSALS 2-5 below can put MACC again on solid footing and provide a platform to execute on our new investment strategy.

PROPOSAL 1 ELECTION OF DIRECTORS

All Director nominees elected at the 2010 Annual Meeting will serve until the 2011 Annual Meeting of shareholders or until their respective successors shall be elected and qualified.  The persons named in the accompanying form of proxy intend to vote such proxy for the election of the nominees named below as Directors to serve until the next Annual Meeting of shareholders or until their respective successors shall be elected and qualified, unless otherwise properly indicated on such proxy.  If any nominee shall become unavailable for any reason, the persons named in the accompanying form of proxy are expected to consult with the Board of Directors in voting the shares represented by them at the 2010 Annual Meeting.  The Board of Directors has no reason to doubt the availability of any of the nominees and no reason to believe that any of the nominees will be unable or unwilling to serve the entire term for which election is sought.  Proxies may not be voted for more than the four Director nominees set forth below.  To be elected a Director, each nominee must receive the favorable vote of the holders of a plurality of the shares of common stock entitled to vote and represented at the 2010 Annual Meeting.  The names of the nominees, along with certain information concerning them, are provided below.

Nominees

The Board of Directors consists of a majority of Directors who are not “interested persons” (as defined by Section 2(a)(19) of the 1940 Act) of the Company, EAM, IAIA, or their affiliates.  The Director who is an interested person (as defined in the 1940 Act) is identified below.  The address for all Director nominees is 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007.  None of the Director nominees serves as a director of any other company having a class of securities registered under the 1934 Act, or of any investment company registered under the 1940 Act.  Additionally, MACC consists of only one investment portfolio.

Interested Director:
Name and Age	Position(s) Held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Gordon J. Roth, 56†	Director	Since 2000
CFO and Chief Operating Officer, Roth Capital Partners, LLC (independent investment banking firm specializing in small-cap companies), 2000-present; Chairman, Roth & Company, P.C. (public accounting firm located in Des Moines, Iowa), 1990-2000. Prior to that, Mr. Roth was a partner at Deloitte & Touche, a public accounting firm, in Des Moines.

† As a member of the Board of Managers of EAM, Mr. Roth is an “interested person,” as that term is defined in Section 2(a)(19) of the 1940 Act.

Independent Directors:
Name and Age	Position(s) Held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Kevin J. Gadawski, 42	Director	Since January, 2010
President, NL Strategies, Inc. (a financial and strategic consulting firm), 2007-present; Owner and President of First Check Diagnostics, LLC (manufacturer of medical devices), 2004-2007;  COO and CFO, Worldwide Medical, 2002-2004; CFO, California Software, 2001-2002;  Prior to 2001, Mr. Gadawski was CFO at e-net Financial, a company providing mortgage services to both commercial and consumer markets.  Mr. Gadawski is a Certified Pubic Accountant and has a Bachelors of Science in Accounting from Northern Kentucky University.

James W. Eiler, 58	Director	Since January, 2008
Principal, Eiler Capital Advisors (Investment Banking), since 2007; Managing Director, First National Investment Bank (Investment Banking), 2007; Managing Partner, Cybus Capital Markets (Investment banking), 2004-2007; Senior Vice President, John Deere Credit (Agricultural Financial Services), 1999-2004.  Mr. Eiler holds an M.S. in Ag Economics and a B.S. in Ag Business from Iowa State University.

Michael W. Dunn, 61	Director	Since 1994	Director, MorAmerica (1994-2008); C.E.O. (since 1980), President and CEO and Director (since 1983), Farmers & Merchants Savings Bank of Manchester, Iowa.

Board of Directors Leadership Structure

We believe that the Board’s structure is appropriate for our operations as a BDC under the 1940 Act and having a class of securities registered under the 1934 Act and listed, in that its members possess an appropriate depth and breadth of experience relating to our investment program, in addition to having a supermajority of Independent Directors.  While our Interested Director plays a significant role in the Board’s oversight of our operations, the Chairman of the Board is an Independent Director, and the two Board Committees which directly oversee the most critical components of our corporate governance—the Audit Committee and the Corporate Governance / Nominating Committee—are made up entirely of Independent Directors.

 The risks we face in our business are overseen by our Board.  For example, while EAM and IAIA are primarily responsible for evaluating the credit worthiness of our portfolio companies, all of our investing activities are subject to the Board’s oversight.  Accordingly, EAM and IAIA share information about portfolio companies with the Board, and the Board provides input as to the merit of valuing the investment and making disposition determinations.  Furthermore, the Board’s Investment and Valuation Committee is directly charged with oversight of our portfolio and serves a primary role regarding the valuation of our investments.  Other risks we face relate to compliance.  Our Board is responsible for oversight of our compliance program and carries out that responsibility by monitoring compliance with our policies and reviewing periodic reports generated by our service providers as part of our compliance program.

Director Qualifications

The table below discusses the experiences, qualifications and skills of each of our Directors which led to the conclusion that they should serve as such.

Director	Experiences, Qualifications and Skills
Mr. Roth
Mr. Roth has served as a director since 2000.  As a certified public accountant, as Chairman of his own firm and prior to that as a partner at Deloitte & Touche, Mr. Roth was originally asked to join the Board to serve as the Audit Committee’s financial expert.   In his current position with RCP and throughout his service to us, Mr. Roth has helped the Board evaluate strategic options.    In addition, Mr. Roth has helped create our current strategy to change our investment focus.  Given his background as a CPA, his long Board service and his primary investment banking activities, Mr. Roth provides important skills to the Board as it moves forward with our new strategy.

Mr. Gadawski
Mr. Gadawski was recently recruited to serve on the Board to serve as a member of the Audit Committee and as that Committee’s financial expert.  In addition, Mr. Gadawski's career in smaller high growth companies will provide important insight as we begin our new investment strategy in mico-cap public companies.

Mr. Eiler
Mr. Eiler was asked to join the Board in 2007 due to his long career in financial services, including as CEO overseeing an extensive loan portfolio and as an investment banker.  Mr. Eiler’s extensive finance experience is important both to management of our Existing Portfolio and to our new investment strategy.

Mr. Dunn
Mr. Dunn has served as a Director since its inception and brings that experience to his continued service.  As the principal owner and CEO of a bank holding company and affiliates, Mr. Dunn brings the perspective of a highly-regulated financial industry to the Board and serves as its Chairman and the Chair of the Audit Committee.

Common stock Ownership of Directors

The following table represents, as of September 20, 2010 and based upon the closing price as quoted on the OTCQB of $0.63 per common share on that date, the dollar range value of equity securities beneficially owned (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act) by each Director.
Name of Independent Director	Dollar Range of Equity Securities in the Corporation	Aggregate Dollar Range of Equity Securities in all Funds in Fund Complex†
Michael W. Dunn	$10,001 - $50,000	$10,001 - $50,000
Kevin J. Gadawski	$0	$0
James W. Eiler	$1- $10,000	$1- $10,000

Name of Interested Director	Dollar Range of Equity Securities in the Corporation	Aggregate Dollar Range of Equity Securities in all Funds in Fund Complex†
Gordon J. Roth	$10,001- $50,000	$10,001- $50,000

†MACC consists of only one investment portfolio.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the 1934 Act, our officers and directors and persons beneficially owning 10% or more of our common stock (collectively, “reporting persons”) must file reports on Forms 3, 4 and 5 regarding changes in their holdings of our equity securities with the SEC.  Based solely upon a review of copies of these reports sent to our Secretary and/or written representations from reporting persons that no Form 5 was required to be filed with respect to Fiscal Year 2009, we believe that all Forms 3, 4, and 5 required to be filed by all reporting persons have been properly and timely filed with the SEC.

Fiscal Year 2009 Meetings of the Board of Directors and Committees

The Audit Committee and the Corporate Governance/Nominating Committee operated during Fiscal Year 2009 to assist the Board of Directors in carrying out its duties.  During Fiscal Year 2009, eight meetings of the Board of Directors were held.  In addition, five meetings of the Audit Committee and two meetings of the Corporate Governance/Nominating Committee were held.  Each of the Directors who are nominated for election at the 2010 Annual Meeting attended at least 75% of the aggregate meetings of the Board of Directors and the meetings held by the committees of the Board of Directors on which each Director served during Fiscal Year 2009.  We strongly encourage our Directors to attend all annual meetings, and all then-acting Directors attended the 2009 Annual Meeting of shareholders.  As Kevin J. Gadawski was not yet serving as a Director at the time of the 2009 Annual Meeting, Mr. Gadawski was not in attendance.

Required Vote

To be elected a Director, each nominee must receive the favorable vote of the holders of a plurality of the shares of common stock entitled to vote and represented at the 2010 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE PERSONS NAMED UNDER “ELECTION OF DIRECTORS—NOMINEES” TO THEIR RESPECTIVE TERMS.

PROPOSAL 2 AUTHORIZE US TO CONDUCT A REVERSE STOCK SPLIT

Introduction

The Board has adopted a resolution approving and recommending shareholders approve an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate”) which would effect a reverse stock split of our issued and outstanding common stock at a ratio of 1 to 3.  The primary purpose in proposing the reverse stock split is to raise the trading price of our common stock to better enable us to move to the OTCQX over-the-counter market and eventually regain the listing of our common stock on the Nasdaq, as discussed above.  However, there can be no assurances that we will regarding our listing on Nasdaq.  A higher net asset value and stock price should also put our share price in a more customary range, as further discussed below.  If it is approved by the shareholders, the reverse stock split will be accomplished by the filing of an amendment to the Certificate with the Secretary of State of the State of Delaware. The Board reserves the right to abandon the reverse stock split or to delay the reverse stock split for up to six months after the 2010 Annual Meeting if it determines that it is in the best interests of MACC and its shareholders to do so.

If our stockholders grant the Board the authority to effect a reverse stock split, we would file a Certificate of Amendment to the Certificate, with the Delaware Secretary of State to effect the proposed reverse stock split, in substantially the form attached to this proxy statement as Appendix A, the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by the Board of Directors. Our Board of Directors has approved and declared advisable the proposed Certificate of Amendment.  The following discussion contains all material considerations shareholders should consider when voting on this proposal, but the discussion is qualified by the full text of the proposed amendment to the Certificate, which is hereby incorporated by reference.  If the proposed reverse stock split is implemented, then the number of issued and outstanding shares of our Common Stock would be reduced by two-thirds.  Each shareholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that shareholder held immediately before the reverse stock split.

Purposes of the Reverse Stock Split

The Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock to enable us to move to the OTCQX over-the-counter market and eventually regain the listing of our common stock on the Nasdaq, as discussed above under “Background for Proposals 2-5.”  While implementing a reverse stock split at this point will not assist in curing our delisting from Nasdaq nor provide any assurances that we will be able to return to listing our shares on Nasdaq, the Board nonetheless is seeking stockholder approval of the stock split to enable the Board with an additional tool to deploy to increase our stock price in any event.

An increase in the per-share trading value of our common stock would be beneficial because it would:

●	improve the perception of our common stock as an investment security;
●	return our stock price to a higher trading level after an extended period of inadequate performance;
●	appeal to a broader range of investors to generate greater investor interest in us; and
●
reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

A decrease in the number of issued and outstanding shares of our commons stock would be beneficial for MACC because by doing so, we will have more shares available for future issuances under the proposals we seek approval for below.

You should consider that, although our Board believes that a reverse stock split will in fact increase the price of our common stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company’s shares may in fact decline in value after a reverse stock split.  You should also keep in mind that the implementation of a reverse stock split will not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in MACC.  However, should the overall value of our common stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Risks Associated with the Reverse Stock Split

We cannot assure you that the proposed reverse stock split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied.  There is no assurance that the trading price per share of common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares outstanding before the reverse stock split; and the market price per post-split share would either meet, exceed or remain in excess of the $1.00 minimum bid price as required to eventually regain our listing with Nasdaq.  However, there can be no assurance that we will be able to return to listing our shares on Nasdaq.  Furthermore, it is possible that the marketplace could negatively view the reverse stock split itself and therefore negate any potential share price increase.

The market price of our common stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the proposed reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Potential Effects of Reverse Stock Split

Immediate Effects

The immediate effect of a reverse stock split would be to reduce the number of shares of our common stock outstanding and a likely increase in the trading price of our common stock.  However, we cannot predict the effect of any reverse stock split upon the market price of our common stock over an extended period, and in many cases, the market value of a company’s stock following a reverse stock split declines. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock.  The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

 The resulting decrease in the number of shares of our common stock outstanding could potentially adversely affect the liquidity of our common stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders

If we implement a reverse stock split, the number of shares of our common stock held by each stockholder would be reduced by dividing the number of shares held immediately before the reverse stock split by three and then rounding up to the nearest whole share.  We will round up to a whole number of shares in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below.  The reverse stock split would not affect any stockholder’s percentage ownership interest in MACC or proportionate voting power.

Other Effects on Outstanding Shares

If we implement a reverse stock split, the rights pertaining to the outstanding shares of our common stock would be unchanged after the reverse stock split.  Each share of our common stock issued following the reverse stock split would be fully paid and nonassessable.  The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Effect on registration under the 1934 Act

Our common stock is currently registered under Section 12(b) of the 1934 Act, and we are subject to the periodic reporting and other requirements of the 1934 Act. The proposed reverse stock split will not affect the registration of our stock under the 1934 Act because we must remain registered under the 1934 Act to maintain our BDC election.  If the proposed reverse stock split is implemented, we currently expect that our common stock will continue to be traded on the OTCQB under the symbol “MACC,” with the potential to be quoted on the OTCQX, the premier over-the-counter market, as discussed above under “Background for Proposals  2-5.”

Effect on authorized and outstanding Shares

The reverse stock split would affect all issued and outstanding shares of common stock.  We will not change the number of shares of common stock currently authorized.  However, upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding as a result of the reverse stock split.

Currently, we are authorized to issue up to a total of 10,000,000 shares of common stock, of which 2,464,621 shares were outstanding as of July 15, 2010. Immediately following the effectiveness of the proposed amendment to our Certificate, the total number of shares of common stock outstanding would be 821,541.  The following table contains approximate information relating to the common stock under a proposed reverse stock split ratio of one for three (1:3), without giving effect to any adjustments for rounding up to the nearest whole share, as of July 15, 2010:

Shares of Common Stock	Pre-Reverse Split	Post Reverse Split
Outstanding	2,464,621	821,541
Reserved for future issuance	7,535,379	9,178,459

Effect on MACC

We expect our business and operations to continue as they are currently being conducted and the reverse stock split is not anticipated to have any effect upon the conduct of our business.  Because we are electing to round up when less than a whole share results from the reverse split of three shares to one, we will not pay any consideration to cash out fractional shares.  We expect to incur expenses of approximately $35,000 to effect the reverse stock split.

Accounting effects

Net earnings/loss per share and book value per share will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding. Appropriate adjustments will be made to the shareholders equity account on our balance sheet to reflect the decrease in issued and outstanding shares and the increase in par value per share.  The par value of our common stock will change to $0.03 per share after the reverse stock split.  Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal, we will file with the Delaware Secretary of State a Certificate of Amendment to our Certificate.  The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively.  Beginning at the effective time, each certificate representing shares will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon the reverse stock split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split.  If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the reverse stock split, stockholders holding physical certificates must exchange those certificates, will have their new shares deposited as book entry shares and will receive a statement reflecting their new  registered shareholder account balance. As noted above, in lieu of issuing fractional shares, the Company will round up in the event the stockholder would be entitled to receive less that one share of Common Stock as a result of the reverse stock split.  Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders.  Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split.  Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by three will instead be rounded up to the next whole share number.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Certificate, or by-laws with respect to the reverse stock split.  There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares.  This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect.  This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

The receipt of common stock in the reverse stock split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the common stock received by a holder as a result of the reverse stock split will be equal to the aggregate basis of the existing common stock exchanged for such stock.  A holder’s holding period for the common stock received in the reverse stock split will include the holding period of the common stock exchanged therefor.

Board of Directors Discretion

Although the Board of Directors requests shareholder approval of the proposed amendment to the Certificate, the Board reserves the authority to decide, in its discretion, to abandon or delay the reverse stock split after such vote and before the effectiveness of the reverse stock split. For example, the Board may decide in its discretion to abandon or delay the reverse stock split if we achieve compliance with the Nasdaq listing requirements as discussed above under “Background for Proposals 2-5.”  If the Board does not effect the reverse stock split within six months after the 2010 Annual Meeting, another shareholder approval would be required to implement any subsequent reverse stock split.

No Dissenters’ Rights

The holders of shares of our common stock will have no dissenters’ rights of appraisal under Delaware law, the Certificate or the Amended and Restated Bylaws with respect to the proposed amendment to the Certificate to accomplish the reverse stock split.

Approval Required

In order to authorize the reverse stock split of our common stock, the proposal to amend our Certificate to accomplish a reverse stock split of our common stock must receive the favorable vote of a majority of the shares entitled to vote and represented at the 2010 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF MACC TO CONDUCT A REVERSE STOCK SPLIT.

PROPOSAL 3 AUTHORIZE US TO CHANGE OUR NAME TO “MACC EQUITIES INC.”

As described above under “Background for Proposals 2-5” and in prior proxy statements, we intend, upon raising additional assets, to execute on EAM’s investment strategy for the New Portfolio and seek capital appreciation by making direct equity investments in small public companies that are eligible for BDC investment. These investments will be in small- and micro-cap growth companies benefiting from positive fundamental change.  These investments will primarily be in the form of public investment of private equity and registered direct offerings. We also intend to invest in small- and micro-cap growth companies that are listed and will be purchased on the national exchanges.

In light of this move away from holding primarily debt and equity securities of non-listed companies, and the 1940 Act requirement that an investment company’s name not imply that the investment company’s focus is something different than its name, the Board of Directors and management have recommended that we change our name and remove “Private” from “MACC Private Equities.”  We believe the new name “MACC Equities Inc.” would better reflect our new and more diversified strategy of investment while retaining reference to our existing name.  If authorized by the shareholders, we will effect this name change by amendment to the Certificate.

In order to authorize MACC to change its name, this proposal must receive the favorable vote of a majority of the shares entitled to vote and represented at the 2010 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO AUTHORIZE US TO CHANGE OUR NAME TO “MACC EQUITIES INC.”

PROPOSAL 4 AUTHORIZE MACC TO SELL ITS COMMON STOCK AT A PRICE BELOW ITS THEN CURRENT NET ASSET VALUE PER SHARE

Introduction

MACC is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. As a BDC, we are generally prohibited from issuing our common stock at a price below NAV unless we meet certain conditions, including obtaining stockholder approval.  Accordingly, we are seeking stockholder approval so that we may, in one or more public or private offerings of our common stock which approximate the then-current market value of our stock (which could be made in conjunction with the types of offerings authorized by our stockholders under PROPOSAL 5 below), issue shares of common stock, at a price below the then current NAV, subject to the conditions contained in this proposal.  If approved, the authorization would be effective for securities issued during a period beginning on the date of such stockholder approval and expiring on the earlier of the anniversary of the date of the 2010 Annual Meeting or the date of our 2011 Annual Meeting.  Pursuant to our bylaws, MACC’s annual shareholder meetings have traditionally been held in February of each year, so it is likely the authorization would expire in the first calendar quarter of 2011.

        Our Board of Directors, including a majority of the board of directors who have no financial interest in this proposal and a majority of the Independent Directors, has approved this proposal as in the best interests of MACC and its stockholders and recommends it to the stockholders for their approval.  Upon obtaining the requisite stockholder approval, we will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal.  See below for a discussion of the risks of dilution.

Trading History

        Although MACC is no longer traded on Nasdaq, the following table provides, for each fiscal quarter during the last three fiscal years and the first three quarters of Fiscal Year 2010, the NAV per share of our common stock as previously traded on Nasdaq, the range of high and low closing sales prices of our common stock as reported on the Nasdaq and the closing sales price as a percentage of NAV.  On September 20, 2010, the last reported closing sales price of our common stock on the OTCQB was $0.63 per share, which represented a discount of approximately 79% to the unaudited NAV per share reported by us as of June 30, 2010.

		High Closing Sales Price Information			Low Closing Sales Price Information
	NAV (1)	Sales Price	% of NAV(2)	% Discount to NAV	Sales Price	% of NAV(2)	% Discount to NAV
Fiscal Year 2007
First Quarter	$4.83	$6.69	139%	--	$1.23	25%	75%
Second Quarter	$4.71	$2.73	58%	42%	$1.85	39%	61%
Third Quarter	$4.91	$2.67	54%	46%	$2.00	41%	59%
Fourth Quarter	$4.67	$2.50	54%	46%	$1.86	40%	60%
Fiscal Year 2008
First Quarter	$4.36	$4.20	96%	4%	$2.05	47%	53%
Second Quarter	$4.18	$2.77	66%	34%	$1.42	34%	66%
Third Quarter	$4.39	$2.40	55%	45%	$1.70	39%	61%
Fourth Quarter	$4.23	$2.16	51%	49%	$1.20	28%	72%
Fiscal Year 2009
First Quarter	$4.31	$1.46	34%	66%	$0.50	12%	88%
Second Quarter	$3.75	$0.84	22%	78%	$0.52	14%	86%
Third Quarter	$3.27	$1.74	53%	47%	$0.40	12%	88%
Fourth Quarter	$3.17	$1.15	36%	64%	$0.65	21%	79%
Fiscal Year 2010
First Quarter	$2.97	$0.96	32%	68%	$0.40	13%	87%
Second Quarter	$2.72	$0.90	33%	69%	$0.52	19%	81%
Third Quarter (ended June 30, 2010)	$2.96	$0.77	26%	74%	$0.54	18%	82%

(1) NAV is determined as of the last day in the relevant quarter and therefore may not reflect NAV on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of the relevant quarter.

(2) Calculated as the respective high or low closing sales price, divided by NAV.

        Our common stock has historically traded below its NAV. It is not possible to predict whether our common stock will trade at, above or below NAV in the future.  Under this PROPOSAL 4, we will not sell any of our common stock at a discount to NAV of greater than 60%.  Similarly, upon shareholder approval of PROPOSALS 4 and 5, we may issue our common stock below NAV in conjunction with a rights offering, a private placement, or the issuance of warrants or options, but in any event would not in any one transaction issue our common stock or rights or warrants to subscribe for or convert into shares of our common stock at a discount greater than 60% of NAV.

Reasons for Seeking Authorization

  The market disruption described above under “Background for Proposals 2-5” led to significant stock market volatility, particularly with respect to the stock of financial services companies, including MACC.  During times of increased price volatility, our common stock may trade with more volatility and below its NAV, which is not uncommon for BDCs.  However, the market conditions also have created, and we believe will continue to create, favorable opportunities to commence our New Portfolio strategy by investing, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV.  Stockholder approval of the proposal to sell our common stock below NAV, subject to the conditions set forth in this proposal, would provide us with the flexibility to invest in such opportunities.

        The Board believes that having the flexibility to issue common stock below NAV in certain instances is in the best interests of MACC and its stockholders.  This would provide added financial flexibility to pursue attractive investment opportunities.  As described above under “Background for Proposals 2-5,” we need to raise capital in an efficient manner in order to commence our new investment strategy, reduce per-share operating expenses, and enhance market recognition of our outstanding stock.

Conditions to Sales Below NAV

The terms of any sale of common stock below NAV will be determined by the Board at the time of issuance and the stock will not include preemptive rights.  While we have no commitments from any party at this time, we project that we could, depending on market and other conditions, undertake offerings pursuant to this stockholder authorization.  The first would be a private placement of our common stock to one or more purchasers in the amount of $3,000,000.  Thereafter, we may undertake a $10,000,000 private or public offering of our common stock.  There can be no assurance that we will be able to effect either a private placement or a registered offering.  Roth Capital Partners, LLC (“RCP”) could serve as either an underwriter or placement agent in such an offering, and is partially controlled by one of our directors, Gordon Roth.  Gordon Roth holds 5.535% of the outstanding stock of CR Financial Holdings, Inc. (“CRFH”).  CRFH owns 100% of RCP and also holds a 49% equity interest in our investment adviser, EAM.  Additionally, Gordon Roth is also a member of the Board of Managers of EAM.  CRFH would indirectly benefit from increasing our assets, because it would increase the advisory fees we pay EAM, and RCP would directly benefit from serving as an underwriter or placement agent for our public offering.  As such, director Gordon Roth is not an Independent Director.  Our Independent Directors will only approve such a transaction if the price per share is sufficient to be in MACC’s and its stockholders’ best interests.  A change in control of ownership of MACC may occur if RCP or Mr. Roth purchase our common stock under such offerings and hold more than 25% of our common stock.

It is possible that we may register the sale of our common stock below NAV on a delayed or continuous basis under a “shelf” registration statement.  We will not sell shares under a shelf registration statement if the cumulative dilution to our NAV per share from such offerings exceeds 15%.  This limitation would be measured separately for each offering pursuant to a registration statement by calculating the percentage dilution or accretion to aggregate NAV from that offering and then summing the percentage from each offering.  To the extent we issue common stock below NAV in a private placement, no such dilution to NAV limitation would apply and shareholders would not be protected by such limitations.  However, a shelf registration is estimated to cost $75,000 for preparation and offering expenses, such as underwriting, professional and other fees and such costs will dilute the NAV of our common stock.  Moreover, we will not sell shares under a shelf registration statement if the report of our independent registered public accounting firm expresses substantial doubt about our ability to continue to operate as a going concern.

If PROPOSAL 5 below is approved, we may issue warrants, options or rights to subscribe for or convert into our common stock (subject to the conditions of that proposal).  If this PROPOSAL 4 is approved, such warrants, options or rights could authorize their holders to acquire our common stock below its NAV per share (subject to the conditions of this proposal).

Other than the foregoing, we have no immediate plans to issue any common stock, and therefore it is impracticable to describe any other transaction or transactions in which such shares of common stock would be issued.  Instead, any transaction where we issue such common stock, including the nature and amount of consideration that we would receive at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board of Directors at the time of issuance.  If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal.  If approved, the authorization would be effective for securities issued during a period beginning on the date of such stockholder approval and expiring on the earlier of the one year anniversary of the date of the 2010 Annual Meeting and the date of our 2011 Annual Meeting of Stockholders.  MACC has traditionally held its annual shareholders’ meeting in February of each year.

If stockholders approve this proposal, we will only issue shares of our common stock at a price below NAV under this proposal if the following conditions are met:

●      A majority of our Independent Directors and a majority of our Directors who have no financial interest in the proposed transaction (for these purposes, Directors will not be deemed to have a financial interest solely by reason of their ownership of our common stock) (a “Required Majority”) have determined that any such sale would be in the best interests of MACC and its stockholders; and
●
A Required Majority, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount; and

●	The sale price of our common stock is at a price that is at least equal to 40% of our NAV (equal to a discount to NAV of no greater than 60% not including the expenses of such sale); and

●	If sold under a shelf registration statement, the cumulative dilution to our NAV per share from such offerings does not exceed 15%.

Key Stockholder Considerations

        Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of our common stock at a price that is less than NAV and the expenses associated with such issuance.  Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro-rata basis.  This dilution would include reduction in NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a stockholder’s interest in our earnings and assets and voting interest in MACC than the increase in our assets resulting from such issuance.  Additionally, our common stock has historically traded at a price below NAV, and stockholders should evaluate the impact on the market price of our common stock if we issue new shares below NAV.  Finally, the costs we incur to effect either a private or public sale of our stock would be borne by our common stockholders and  would have a dilutive effect on our NAV.

Example of dilutive effect

      As of June 30, 2010, we had (unaudited) $12,047,075 in total assets and (unaudited) $4,741,074 in total liabilities, resulting in an unaudited NAV of $7,306,001, or $2.96 per share.  Assuming PROPOSAL 2 is authorized and effected, we will have 821,541 total shares of common stock outstanding, which would yield an unaudited NAV of $8.89 per share.  As indicated above, we will not sell our common stock in an offering pursuant to authority granted us under this PROPOSAL 4 at a discount to NAV greater than 60%.  In this example, we assume the sale price of $3.56 per share, or 40% of the NAV per share after implementing the 3 to 1 reverse stock split.

The following tables illustrate the reduction to NAV and the dilution experienced by Stockholder A if, for example, we (i) first raised $3,000,000 through the sale of a 842,697 shares of common stock at $3.56 per share in a  private placement (the “Private Placement”) and then (ii) raised $10,000,000 through the sale of 2,808,989 shares of common stock at $3.56 per share in a registered public offering (the “Public Offering,” together with the Private Placement, the “Offerings”).  Both Offerings would be pursuant to the authority to sell below NAV—and subject to the limitation that we not sell at a discount to NAV exceeding 60%—under this PROPOSAL 4.

For purposes of these examples, we are speculating that the market price per share will increase as a result of the function of the reverse stock split in proportion to the split, but remain below NAV per share.  It is possible that at the time of any such stock sale, the market price of our common stock could be higher or lower.  To the extent the market price is higher, stockholders would experience less dilution than is presented in the tables below in order for us to issue $13,000,000 of our common stock in the Offerings.  Conversely, if our market price were higher at the time of the sales, stockholders may experience less dilution than is presented below.  In these examples, we are also assuming offering expenses, such as underwriting, professional and other fees, would be approximately 9% of the gross proceeds from Offerings, resulting in net proceeds of $11,830,000 for both offerings.  Such offering expenses could be more or less than such estimate.

Private Placement:

	Prior to Sale Below NAV	New Shares Issued	Following Sale Below NAV†	Percentage Change
Reduction to NAV
Total Shares Outstanding	821,541	842,697	1,664,238	203%
NAV per share	$8.89	$3.24	$6.06	-31.8%
Dilution to Stockholder A
Shares Held by Stockholder A	10,000	--	10,000±	0%
Percentage Held by Stockholder A	1.22%	--	0.6%	-49.2%
Total Pro Rata ownership of Stockholder A	$88,900	$--	$60,600	-31.8%

† In addition to the dilution of NAV resulting from the Offerings, shareholders should consider that such offerings may reduce the market price of our common stock.

± Assumes that Stockholder A does not purchase additional shares in the Private Placement of shares below NAV.

Public Offering:

	Prior to Sale Below NAV		New Shares Issued	Following Sale Below NAV†	Percentage Change
Reduction to NAV
Total Shares Outstanding	1,664,238		2,808,989	4,473,227	269%
NAV per share	$6.06		$3.24	$4.29	-29.2%
Dilution to Stockholder A
Shares Held by Stockholder A	10,000	†	--	10,000±	0%
Percentage Held by Stockholder A	0.6%		--	0.22%	-63.3%
Total Pro Rata ownership of Stockholder A	$60,600		$--	$42,900	-29.2%
Cumulative NAV per Share dilution resulting from effecting both the Private Placement and Public Offering	$8.89		2,808,989	4.29	-48%

† In addition to the dilution of NAV resulting from the Offerings, shareholders should consider that such offerings may reduce the market price of our common stock.

± Assumes that Stockholder A does not purchase additional shares in the Private Placement of shares below NAV.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is sold or otherwise issued at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer.  The Board will consider the potential dilutive effect of the issuance of shares at a price below NAV when considering whether to authorize any such issuance pursuant to the stockholder approval being sought here.  While our NAV per share would likely be diluted if we conducted either of the Offerings, the Board’s intent in conducting the Offerings would be to increase our share price (although a favorable impact on our market price cannot be assured) and to increase our assets (which would reduce fixed expenses per share, increase stockholder liquidity and maximize stockholder value) as described above.

Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance pursuant to this proposal, and thus any future issuance of common stock at a price below NAV will dilute each stockholder’s holdings of common stock as a percentage of shares outstanding to the extent each such stockholder does not purchase sufficient shares in the offering or otherwise only maintains their same percentage interest as helf prior to such offering.  Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.  Stockholders should evaluate continuation of their investment in the Company based on the risks and uncertainties associated with any future issuance of common stock at a price below NAV as described herein.

The affirmative vote of the lesser of (i) 67% or more of the outstanding shares of our common stock present at the 2010 Annual Meeting or represented by proxy if the holders of more than 50% of our shares are present or represented by proxy or (ii) more than 50% of our outstanding shares of common stock, is required to approve this proposal.  This proposal must also receive the affirmative vote of the lesser of (i) 67% or more of the outstanding shares of our common stock not held by affiliates present at the 2010 Annual Meeting or represented by proxy if the holders of more than 50% of such shares are present or represented by proxy or (ii) more than 50% of our outstanding shares of common stock not held by affiliates.  Abstentions and broker non-votes will have the effect of a vote against this proposal.

As discussed above, the Board may undertake any transaction only if the price per share is at least equal to market value.  The Board believes that obtaining additional capital through multiple methods proposed as outlined in this Proxy can put MACC again on solid footing and provide a platform to execute on our new investment strategy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO AUTHORIZE MACC TO SELL ITS COMMON STOCK AT A PRICE BELOW ITS THEN CURRENT NET ASSET VALUE PER SHARE, SUBJECT TO THE CONDITIONS CONTAINED IN THE PROPOSAL.

PROPOSAL 5 AUTHORIZATION TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE FOR OR CONVERT INTO MACC’S COMMON STOCK

As discussed above under “Background for Proposals 2-5,” our Board believes that we need the capability to raise additional capital to commence our new investment strategy, decrease our per-share operating expenses and allow us to maximize the value we receive on our Legacy Portfolio.  Our Board therefore believes it is in our best interests to have the ability to issue warrants, options or rights to subscribe for or convert into our common stock (collectively, “Convertibles”) under appropriate circumstances in connection with our capital raising and financing activities.  If approved, the authorization would be effective for Convertibles issued during a period beginning on the date of such stockholder approval and expiring on the earlier of the anniversary of the date of the 2010 Annual Meeting or the date of our 2011 Annual Meeting.  Pursuant to our bylaws, MACC’s annual shareholder meetings have traditionally been held in February of each year, so it is likely the authorization would expire in the first calendar quarter of 2011.

The issuance of Convertibles is a common practice in connection with the sale of securities through private placements or obtaining debt financing.  Often Convertibles accompany the issuance of other securities to encourage the purchase of the other securities because Convertibles allow a purchaser to participate in any increase of the value of the issuer’s common stock.  The terms of such Convertibles would include an exercise/conversion price, term and exercise/conversion requirements which would be determined by our Board just prior to issuance (and subject to the requirements of Sections 18(d) and 61(a) of the 1940 Act as further discussed below).  More specifically, the types of Convertibles that may be utilized would be: (i) warrants, which are securities that provide an investor a right, but not an obligation, to buy stock at a specified price which can be higher or lower than the market price of stock at the time of issuance; (ii) options, which provide a right similar to warrants, but are considered a derivative instrument and contain the same ability to purchase stock at a specified price which can be higher or lower than the market price of stock at the time of issuance; (iii) convertible preferred stock, which allows an investor the option to convert such convertible preferred stock into a fixed number of common shares; or (iv) convertible debentures, a debt instrument that usually allow the holder the option to either receive cash repayments or convert the debt into common shares.

The 1940 Act restricts the ability of a BDC to issue Convertibles.  Under this PROPOSAL 5, we are seeking additional flexibility to raise capital as provided in Section 61(a) of the 1940 Act.  That section provides that, in addition to stockholder approval of the transaction, (i) the exercise or conversion feature of the Convertibles must expire within 10 years of issuance, (ii) the exercise or conversion price for the Convertibles must not be less than the current market value of the BDC’s common stock at the date of the issuance of the Convertibles, (iii) the amount of a BDC’s voting securities that would result from the exercise of all outstanding Convertibles at the time of issuance may not exceed 25% of the BDC’s outstanding voting securities, and (iv) the individual issuances of Convertibles must be approved by a majority of the BDC’s Independent Directors on the basis that such issuance is in the BDC’s and its stockholders’ best interests.  Furthermore, if the Convertibles are accompanied by other securities when issued, the securities cannot be separately transferable unless no class of such Convertibles and the securities that accompany them has been publicly distributed.

If the Convertibles are to be converted into, or if holders of the Convertibles may subscribe for, our common stock at a price below its NAV, Section 63 of the 1940 Act also requires the shareholder approval we are seeking above under PROPOSAL 4.  If PROPOSAL 4 is not approved, then any Convertibles issued pursuant to this PROPOSAL 5 may not be converted into our common stock below its NAV per share.

Our Board has approved and recommends to the stockholders for their approval a proposal to issue Convertibles, which Convertibles may or may not be accompanied by other securities issued by us.

Background and Reasons for the Proposal

Our management and the Board of Directors have determined that it would be advantageous for us to have the ability to issue Convertibles in connection with our financing and capital raising activities.  In this regard, the debt and equity capital markets in the United States have been severely impacted by significant write-offs in the financial services sector relating to sub-prime mortgages and the repricing of credit risk in the broadly syndicated loan market, among other reasons. These events, along with the deterioration of the housing market, have led to worsening general economic conditions, which have impacted the broader capital and credit markets and have reduced the availability of debt and equity capital for the market as a whole and financial firms in particular. Our ability to issue Convertibles may be an effective way for us to raise capital in the current and foreseeable environment.

We have no immediate plans to issue any Convertibles. However, in order to provide flexibility for future issuances, which typically must be undertaken quickly, the Board of Directors has approved and is seeking stockholder approval of this proposal to issue Convertibles either accompanied by or not accompanied by our other securities.  The final terms of any Convertibles (subject to the requirements of Section 61(a)(3) of the 1940 Act discussed above), including exercise/conversion price, term and exercise/conversion requirements would be determined by the Board of Directors at the time of issuance.  Also, the nature and amount of consideration that would be received by us at the time of issuance and the use of any such consideration will be considered and approved by the Board of Directors at the time of issuance.

Conditions to Issuance

Each issuance of Convertibles will comply with Section 61(a) of the 1940 Act.  Specifically, (i) the exercise or conversion feature of any Convertibles must expire within 10 years of issuance, (ii) the exercise or conversion price for any Convertibles must not be less than the current market value of the common stock at the time the Convertibles are issued, and (iii) each issuance of Convertibles must be approved by a majority of our Independent Directors on the basis that such issuance is in our and our stockholders’ best interests.  If Convertibles are accompanied by other securities when issued, the Convertibles will not be separately transferable unless no class of such Convertibles and the other securities that accompany them has been publicly distributed.  Furthermore, any Convertibles will contain terms which automatically adjust to account for any reduction in our outstanding common stock resulting from effecting the reverse stock split proposed under PROPOSAL 2 or any future stock split.

In addition, Section 61(a) of the 1940 Act limits the number of securities into which Convertibles may be converted.  Specifically, the amount of voting securities that would result from the exercise or conversion of all of our Convertibles at the time of issuance may not exceed 25% of our outstanding voting securities.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, shareholders should consider that the costs of issuing any Convertibles, as well as the costs of servicing any Convertibles, will be borne by our common stockholders.  Stockholders should also consider the potentially dilutive effect of the issuance of Convertibles and the expenses associated with such issuances on the NAV per outstanding share of our common stock.  Because the exercise or conversion price per share at the time of exercise or conversion could be less than the NAV per share of our common stock at the time of exercise or conversion (if authority to issue Convertibles which are convertible into shares of common stock below NAV under PROPOSAL 4), and because we would incur expenses in connection with any such issuance of Convertibles, such exercise or conversion could result in a dilution of NAV per share of our common stock at the time of such exercise.

Any convertible preferred stock will have preference of liquidation and dividends as compared to the rights of holders of common stock.  Shareholders should understand that to the extent such Convertibles are considered “senior securities” under Sections 18(d) and 61(a) of the 1940 Act, the holders of such convertible preferred stock will have complete priority over any other class, which includes holders of common stock, to distribution of assets and payments of dividends.  Additionally, under the 1940 Act, immediately after such issuance or sale of the convertible preferred stock, the Company must have an asset coverage of 200% and provision must be made for such holders of preferred stock to elect at least at least two directors at all times, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding.  If we do not pay dividends to such senior securities holders in an amount equal to two full years’ dividends on such securities, the senior securities holders will have the right to elect a majority of the directors to the Board.  Finally, holders of common stock should consider that approval by the vote of a majority of such holders of senior securities, voting as a class, is necessary to effect any plan of reorganization that would adversely affect senior securities holders.

It is unlikely we will issue any Convertibles without first effecting one or both of the Public Offering or Private Placement discussed above under PROPOSAL 4, though we reserve the right to do so upon shareholder approval.

Dilution Examples

Shareholders should understand that we have no specific plans to offer any Convertibles at this time, and the tables below demonstrate only hypothetical Convertible terms.  Section 61(a) of the 1940 Act provides that the price at which the Convertibles may be exercised may not be lower than the market price at the time the Convertibles are issued.  However, we have determined to not issue Convertibles with an exercise price which has a discount of more than 60% to the then current NAV per share.  Therefore, we have used exercise prices equal to 40% of the estimated NAV per share below, even though that price may be significantly higher than the current market price of our common stock.  Shareholders may experience more or less dilution than is projected below, depending on the actual terms of any Convertibles we do issue.

Table I assumes that we effect the reverse stock split under PROPOSAL 2, which would result in an NAV per share of $8.89 per share, based on our unaudited June 30, 2010 per share NAV of $2.96 and adjusted to account for the reverse stock split, and that our NAV otherwise remains constant.  Table I also assumes we then issue 2,808,989 shares of our common stock in the Public Offering and 842,497 shares of our common stock in the Private Placement described in PROPOSAL 4, which would result in 4,473,227 shares of common stock issued and outstanding with an NAV of $4.29 per share.  Table I further assumes offering expenses, such as underwriting, professional and other fees, would be approximately 9% of the gross proceeds of the convertible preferred stock, which would reduce the gross proceeds of $1,892,000 to $1,721,720; and assumes that offering expenses for the debentures with warrants of $50,000.  The offering expenses could be more or less than estimated.

With the above assumptions, Table I demonstrates the potential dilution existing shareholders could experience if we conducted offerings of two types of Convertibles, each of which would result in an increase of our common stock outstanding by 24.6% after conversion/exercise.  The first type of Convertible offering is 1,100,000 shares of convertible preferred stock at a price of $1.72 per share (60% below NAV), each share of which may be converted into one share of common stock for no additional consideration.  The second type of convertible offering is debentures accompanied by warrants to purchase up to an aggregate of 1,100,000 shares of common stock at a price equal to $1.72 per share (60% below NAV).

Table I - Dilutive Effects of Convertible Offerings (reverse stock split effected)

Type of Convertible Offered	Shares of Common Stock Issued Upon Conversion / Exercise	Exercise Price Per Share	NAV Per Share Before Offering	NAV Per Share After Offering	NAV Per Share Upon Conversion / Exercise	Percentage Reduction in NAV Per Share After Offering & Exercise	Cumulative Reduced NAV Per Share
Convertible Preferred Stock	1,100,000	--	$4.29	$3.74	$3.74	-13%	$3.74*
Debentures with Warrants	1,100,000	$1.72	$4.29	$4.28	$3.94	-8%	$3.55^

*The cumulative reduced NAV Per Share is the cumulative resulting NAV Per Share with a reverse stock split effected assuming that we conducted the Public Offering and Private Placement in Proposal 4 and the convertible preferred stock offering in this Proposal 5.

^ The cumulative reduced NAV Per Share is the cumulative resulting NAV Per Share with a reverse stock split effected assuming that we conducted the Public Offering and Private Placement in Proposal 4, the convertible preferred stock offering in this Proposal 5, and the offering of debentures with warrant in this Proposal 5.

As Table I demonstrates, if we issued convertible preferred stock as described above and the convertible preferred stock was converted into common shares, our NAV per share of $4.29 would be reduced by approximately $0.55 per share to $3.74 per share (or –13%).  If we issued debentures with warrants as described above and the warrants are exercised, our NAV per share of $4.29 would be reduced by approximately $0.35 to $3.94 per share (or –8%).

Table II assumes that the reverse stock split under PROPOSAL 2 does not take place and is based on our unaudited June 30. 2010 per share NAV of $2.96 which remains constant.  Table II also assumes we then issue 1,000,000 shares of our common stock in a public offering at $1.18 per share (60% below NAV) and 1,000,000 shares of our common stock in a private placement at $1.18 per share (60% below NAV), which would result in 4,464,621 shares of common stock issued and outstanding with an NAV of $2.11 per share.  Table II further assumes offering expenses, such as underwriting, professional and other fees, would be approximately 9% of the gross proceeds of the convertible preferred stock, which would reduce the gross proceeds of $924,000 to $840,840; and assumes that offering expenses for the debentures with warrants of $50,000.  The offering expenses could be more or less than estimated.  The offering expenses could be more or less than estimated.

With the above assumptions, Table II demonstrates the potential dilution existing shareholders could experience if we conducted offerings of two types of Convertibles, each of which would result in an increase of our common stock outstanding by 24.6% after conversion/exercise.  The first type of Convertible offering is 1,100,000 shares of convertible preferred stock at a price of $0.84 per share (60% below NAV), each share of which may be converted into one share of common stock for no additional consideration.  The second type of convertible offering is debentures accompanied by warrants to purchase up to an aggregate of 1,100,000 shares of common stock at a price equal to $0.84 per share (60% below NAV).

Table II - Dilutive Effects of Convertible Offerings (reverse stock split not effected)

Type of Convertible Offered	Shares of Common Stock Issued Upon Conversion / Exercise	Exercise Price Per Share	NAV Per Share Before Offering	NAV Per Share After Offering	NAV Per Share Upon Conversion / Exercise	Percentage Reduction in NAV Per Share After Offering & Exercise	Cumulative Reduced NAV per Share
Convertible Preferred Stock	1,100,000	--	$2.11	$1.84	$1.84	-13%	$1.84*
Debentures with Warrants	1,100,000	$0.84	$2.11	$2.09	$1.68	-20%	$1.65^

* The cumulative reduced NAV Per Share is the cumulative resulting NAV Per Share without a reverse stock split effected assuming that we conducted a public offering and private placement as outlined above and the convertible preferred stock offering in this Proposal 5.

^  The cumulative reduced NAV Per Share is the cumulative resulting NAV Per Share without a reverse stock split effected assuming that we conducted a public offering and private placement as outlined above, the convertible preferred stock offering in this Proposal 5, and the offering of debentures with warrant in this Proposal 5.

As Table II demonstrates, if we issued convertible preferred stock as described above and the convertible preferred stock was converted into common shares, our NAV per share of $2.11 would be reduced by approximately $0.27 per share to $2.83 (or –13%).  If we issued debentures with warrants as described above and the warrants are exercised, our NAV per share of $2.11 would be reduced by approximately $0.43 to $1.68 per share (or –20%).
We cannot state precisely the extent of any such dilution at this time because the Board of Directors has not considered any specific transactions and does not know what the NAV per share will be, what the exercise/conversion price will be or what proportion of any such exercise/conversion rights will be at the time any rights offerings are effected in the future.

If this proposal is approved, no further authorization from stockholders will be solicited by us prior to the issuance of any Convertibles.

Required Vote

The Board of Directors requests approval of the shareholders to issue Convertibles in accordance with Section 61(a)(3) of the 1940 Act, in each case on such terms and conditions as may be determined by the Board of Directors, for up to the total number of authorized but unissued shares.  Any transaction will be undertaken only with the approval of the Board of Directors on the basis that any such transaction is in the best interest of MACC and its shareholders.  Further, because the terms of any such offering are not known at this time, the terms of such an offering, and the securities issued thereunder, such as the price, voting rights and maturity dates would be determined by the Board of Directors.

Approval of this proposal requires the favorable vote of a majority of the votes cast at the 2010 Annual Meeting.  Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AUTHORIZATION FOR MACC TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE FOR OR CONVERT INTO MACC’S COMMON STOCK.

PROPOSAL 6 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

As recommended by the Audit Committee of our Board of Directors on July 27, 2010, a majority of the Independent Directors voted in favor of the appointment of KPMG LLP to serve as our independent auditors for Fiscal Year 2010.  The appointment of KPMG LLP as independent auditors is subject to ratification by the shareholders.  A representative of KPMG LLP is expected to be present at the 2010 Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

In order to ratify the appointment of KPMG LLP as independent auditors for the Fiscal Year 2010, the proposal must receive the favorable vote of a majority of the shares entitled to vote and represented at the 2010 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010.

PROPOSAL 7 APPROVAL OF THE AMENDED ADVISORY AGREEMENT WITH EAM

We and EAM are parties to an Investment Advisory Agreement (the “Advisory Agreement”) dated April 29, 2008, which was approved by the shareholders at our 2008 Annual Meeting held on April 29, 2008.  EAM’s address is 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007.  At the time the Advisory Agreement was adopted, the shareholders also approved an Investment Subadvisory Agreement with IAIA dated April 29, 2008 (the “Subadvisory Agreement”).  We seek to revise the method by which we calculate the incentive fee payable to EAM under the Advisory Agreement, as described below, to conform it to the method utilized by most other BDCs.  Accordingly, the Board has determined to recommend to the shareholders that they approve the terms of the Amended Agreement.  The term Advisory Agreement was extended by the Board until this year’s annual meeting, when a new two year term will commence upon shareholder approval.  The adoption of the Amended Advisory Agreement will not impact any terms of the Subadvisory Agreement.

Upon shareholder approval at the 2010 Annual Meeting, the Advisory Agreement will be amended and restated with the Amended Advisory Agreement, a copy of which is attached to this Proxy Statement as Appendix B.  The Amended Advisory Agreement was approved on July 12, 2010 by the vote of a majority of the Independent Directors and a majority of the Directors who are not parties to the Amended Advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval.

Under the Amended Advisory Agreement, EAM will continue to manage the New Portfolio, as well as have overall responsibility for the Legacy Portfolio (together, the “Portfolio”), with IAIA subadvising EAM with respect to the Legacy Portfolio under the Subadvisory Agreement.

Pursuant to the Amended Advisory Agreement, EAM will continue to be subject to the overall supervision and review of our Board, provide us with investment research, advice and supervision and will furnish us continuously with an investment program, consistent with our investment objective and policies.  EAM will continue to provide, on behalf of us, any managerial assistance requested by our Portfolio companies.  EAM also will determine from time to time what securities we will purchase, what securities will be held or sold, what portions of our assets will be held uninvested as cash or in other liquid assets, subject always to the provisions of our Certificate of Incorporation, Bylaws, and any registration statement under the 1933 Act.  EAM will also maintain books and records with respect to all of our transactions, and will regularly report to our Board on our investments and performance.

EAM’s services to us under the Amended Advisory Agreement will not, as under the Advisory Agreement, be exclusive, and EAM will continue to be free to furnish the same or similar services to other entities, including businesses which may directly or indirectly compete with us, so long as EAM notifies us prior to being engaged to serve as investment adviser to another fund.

Under the Amended Advisory Agreement, EAM will receive fees based on the same structure as the Advisory Agreement.  The management fee is equal to an annual rate of 2.0% of Assets Under Management, payable in arrears.  In April, 2009, EAM elected to reduce their fee to 1.5% and additionally in May, 2009, to reduce their fee to 1.0% - a reduction of 50%.  While there is no contractual commitment as to how long EAM’s management fee waiver will continue, we expect it to continue until we have additional assets to deploy in the New Portfolio strategy.  EAM may not recoup any management fees it has waived.  The remaining 1% of the management fee continued to be paid to our subadviser, IAIA.  In addition to the management fee, MACC contracted to pay an incentive fee of 13.4% of Net Capital Gains on Existing Portfolio Companies and an incentive fee of 20.0% of Net Capital Gains on New Portfolio Companies, before taxes.  Total management fees under the Advisory Agreement amounted to $81,525 for the year ended September 30, 2009. There were $0 incentive fees paid under the Advisory Agreement in 2009.

Comparison of Advisory Fees

The following table provides, both with and without EAM’s fee waiver described above: (i) the aggregate management and incentive fees paid to EAM under the Advisory Agreement during Fiscal Year 2009; (ii) the amount of management fees and incentive fees that EAM would have been paid had the Amended Advisory Agreement been in effect during Fiscal Year 2009; and (iii) the difference between these two amounts as a percentage of the amount of EAM’s fees during Fiscal Year 2009:

	Fiscal Year 2009 Advisory Fees— Advisory Agreement	Fiscal Year 2009 Advisory Fees— Amended Advisory Agreement	Difference
With Fee Waiver	$81,525	$81,525	0%
Without Fee Waiver	$142,279	$142,279	0%

Management fees of $81,525 were paid to EAM in Fiscal Year 2009 under the Advisory Agreement, which would have been $142,279 without the fee waiver.  There were no incentive fees accrued or paid under the Advisory Agreement to EAM for Fiscal Year 2009 nor would there have been if the Amended Advisory Agreement were in place.  Under the terms of the Amended Advisory Agreement, EAM would have earned $81,525 in management and incentive fees in Fiscal Year 2009, or exactly the same as EAM was paid under the Advisory Agreement in Fiscal Year 2009.  Without the fee waiver by EAM, under the terms of the Amended Advisory Agreement, EAM would have earned $142,279 in management and incentive fees in Fiscal Year 2009, or exactly the same as EAM was paid under the Advisory Agreement in Fiscal Year 2009.

The following are the key provisions of the Amended Advisory Agreement, which are the same as the Advisory Agreement, except as to the incentive fee calculation:

●
Management Responsibilities: EAM will continue to manage the Portfolio and generally provide all facilities, personnel, and other means necessary for us to operate.  EAM will make all new and follow-on acquisitions, dispositions and other investment decisions of the Portfolio in its discretion, except (i) where specific board approval is required under our co-investment guidelines, or (ii) with respect to the Legacy Portfolio.

●
Operating Expenses: Consistent with all our advisory contracts, EAM generally will continue to be responsible for all of our expenses relating to staff salaries, office space, and supplies and we will generally responsible for auditing fees, all legal expenses and other expenses associated with being a public company, fees to the Directors, and any and all expenses associated with property of a Portfolio company taken or received by us or on our behalf as a result of our investment in any Portfolio company.

●
Term and Termination:  The Amended Advisory Agreement will continue in effect for two (2) years from its effective date, unless sooner terminated.  After the initial two-year term, the Amended Advisory Agreement will continue in effect so long as such continuance is specifically approved at least annually by the Board of Directors, including a majority of the Independent Directors, or by the vote of the holders of a majority, as defined in the 1940 Act, of our outstanding shares.  We may terminate the Amended Advisory Agreement, without payment of any penalty, on 60 days’ written notice to EAM if the decision to terminate has been made by the Board of Directors or by the vote of a majority, as defined in the 1940 Act, of the holders of a majority of our outstanding shares.  EAM may also terminate the Amended Advisory Agreement on 60 days’ written notice to us provided that another investment advisory agreement with a suitable investment adviser has been approved by the vote of the holders of a majority, as defined in the 1940 Act, of our outstanding shares, and by a majority of Directors who are not parties to such agreement or interested persons of any such party.

●
Liability of EAM:  The Amended Advisory Agreement provides that EAM will not be liable to us in any way for any error in judgment or mistake of law made by EAM in connection with any investment made by or for us so long as such error or mistake was not made in bad faith or as a result of gross negligence or willful misconduct.

●
Management Fee: We will pay EAM, monthly in arrears, a management fee equal to 2.0% per annum of our “Assets Under Management” (the total value of our assets managed by EAM, less any cash balances and cash equivalent investments which are not invested in debt or equity securities of Portfolio companies in accordance with our investment objectives).

●
Incentive Fee:  In addition, we will pay EAM an incentive fee consisting of two components—one respecting the Legacy Portfolio—the Existing Portfolio Company Incentive Fee (the “EPC Incentive Fee”) and one respecting the New Portfolio—the New Portfolio Company Incentive Fee (the “NPC Incentive Fee”).

The following definitions are used in both the Advisory Agreement and the Amended Advisory Agreement to calculate the incentive fee payable to EAM:

“GAAP” means generally accepted accounting principles in the United States.

“Net Realized Capital Gains” means Realized Capital Gains less Realized Capital Losses determined in accordance with GAAP.

“Realized Capital Gains” on a security means capital gains after deducting the cost and expenses necessary to achieve the gain (e.g., broker’s fees).  Under the Amended Advisory Agreement, capital gains are Realized Capital Gains upon the cash sale of the capital stock or assets of a Portfolio company or any other asset or item of property managed by EAM or any non cash Realized Capital Gain which has occurred in accordance with GAAP (which are recorded and calculated in the period the gain is realized; however in determining payment of any incentive fee, the payment will be made when the cash is received).

“Realized Capital Losses” on a security are calculated as the amount by which the net amount realized from the sale or other disposition of such security is less than the original cost of such security.  Capital losses are Realized Capital Losses upon the cash sale of the disposition of a portfolio company’s capital stock or assets or any other asset or item of property managed by EAM or any Realized Capital Loss which has occurred in accordance with GAAP which is not cash as described in the following sentence.  Realized Capital Losses other than cash losses are recorded and calculated in the period that losses are realized.

“EPC Unrealized Capital Depreciation” means the amount by which the original cost of any capital stock or asset of an Existing Portfolio Company exceeds the fair value of such asset at the end of a fiscal quarter, as may be determined by our Board of Directors in accordance with GAAP and our Valuation Policy then in effect and as shown on its books as a part of the periodic valuation of the Existing Portfolio Companies by the Board of Directors.  EPC Unrealized Capital Depreciation includes any Unrealized Capital Depreciation which existed during the term of the Advisory Agreement.

“NPC Unrealized Capital Depreciation” means the amount by which original cost of any capital stock or asset of a New Portfolio Company exceeds the fair value of such asset at the end of a fiscal quarter, as may be determined by our Board of Directors in accordance with GAAP and our Valuation Policy then in effect and as shown on its books as a part of the periodic valuation of the New Portfolio Companies by the Board of Directors.  NPC Unrealized Capital Depreciation includes any Unrealized Capital Depreciation which existed during the term of the Advisory Agreement.

With respect to the Legacy Portfolio, we will pay EAM the EPC Incentive Fee calculated on a quarterly basis equal to 13.4% of (i) (A) our EPC Net Realized Capital Gains, before taxes, on a cumulative basis from the effective date of the Amended Advisory Agreement until the end of such fiscal quarter, less (B) any EPC Unrealized Capital Depreciation at the end of such fiscal quarter, less (ii) the aggregate amount of any EPC Incentive Fee previously paid in all prior fiscal periods.

With respect to the New Portfolio, we will pay EAM the NPC Incentive Fee calculated on a quarterly basis equal to 20% of (i) (A) NPC Net Realized Capital Gains, before taxes, on a cumulative basis from the effective date of the Amended Advisory Agreement until the end of such fiscal quarter, less (B) any NPC Unrealized Capital Depreciation at the end of such fiscal quarter, less (ii) the aggregate amount of any NPC Incentive Fee previously paid in all prior fiscal periods.

The calculation of the incentive fees under the Amended Advisory Agreement are different than under the Advisory Agreement.  Whereas the incentive fee under the Amended Advisory Agreement will be calculated quarterly on a cumulative basis from the effective date of the Amended Advisory Agreement until the end of each fiscal quarter, the incentive fee under the Advisory Agreement was calculated on a period-to-period basis.  Changing to a cumulative basis means that subsequent changes in the value of Portfolio investments will impact the calculation of incentive fees over the life of the Amended Advisory Agreement.  Additionally, as outlined in the definition above of EPC Unrealized Capital Depreciation, any unrealized capital depreciation which existed during the term of the Advisory Agreement will be included in the EPC Unrealized Capital Depreciation under the Amended Advisory Agreement.

Under the Amended Advisory Agreement, the amount of the incentive fees in any fiscal year may not exceed the limit prescribed by Section 205(b)(3) of the Investment Advisers Act of 1940, which provides that total incentive fees may not exceed 20% of the realized capital gains over a specified period, computed net of all realized capital losses and unrealized capital depreciation.

Comparison of Incentive Fee Calculation Under the Advisory Agreement and the Amended Advisory Agreement

The hypothetical amounts of returns shown below are based on a percentage of our total net assets and assume no leverage. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in these examples.

Example 1:
Year	Assumptions	Resulting Incentive Fee Under Advisory Agreement	Resulting Incentive Fee Under Amended Advisory Agreement
1	$5 million investment made in Company A (“Investment A”), and $3 million investment made in Company B (“Investment B”)	None	None
2	Investment A sold for $8 million and fair market value (“FMV”) of Investment B determined to be $4 million	$600,000 ($3 million realized capital gains on sale of Investment A multiplied by 20%)	Same as under Advisory Agreement

3	FMV of Investment B determined to be $5 million	None — $5 million (20% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2)	Same as under Advisory Agreement
4	Investment B sold for $5 million	Capital gains incentive fee of $400,000 — $1 million ($5 million cumulative realized capital gains multiplied by 20%) less $600,000 (capital gains incentive fee taken in Year 2)	Same as under Advisory Agreement

Example 2:
Year	Assumptions	Resulting Incentive Fee Under Advisory Agreement	Resulting Incentive Fee Under Amended Advisory Agreement
1	$2 million investment made in Company A (“Investment A”), $3 million investment made in Company B (“Investment B”) and $2.5 million investment made in Company C (“Investment C”)	None	None
2	Investment A sold for $5 million, FMV of Investment B determined to be $2.5 million and FMV of Investment C determined to be $2.5 million	$500,000 capital gains incentive fee — 20% multiplied by $2.5 million ($3 million realized capital gains on Investment A less unrealized capital depreciation on Investment B)	Same as under Advisory Agreement
3	FMV of Investment B determined to be $2.7 million and Investment C sold for $3 million
$140,000 capital gains incentive fee — $640,000 million (20% multiplied by $3.2 million ($3.5 million cumulative realized capital gains less $300,000 unrealized capital depreciation)) less $500,000 capital gains incentive fee received in Year 2
Same as under Advisory Agreement
4	FMV of Investment B determined to be $3.5 million	None	None
5	Investment B sold for $2 million
None — $500,000 (20% multiplied by $2.5 million (cumulative realized capital gains of $3.5 million less realized capital losses of $1 million)) less $640,000 cumulative capital gains incentive fee paid in Year 2 and Year 3
Same as under Advisory Agreement

Material Factors an Conclusions Relating to the Board of Director’s Retention of EAM and Approval of Fees under the Amended Advisory Agreement

When deciding whether to retain EAM and approve the terms of the Amended Advisory Agreement, the Board evaluated, among other things, written information provided by EAM as required under Section 15(c) of the 1940 Act (the “Materials”), and answers to questions posed by the Board to representatives of EAM.   The Board noted that EAM has served as investment adviser since 2008 and is uniquely familiar with the Portfolio.

The Board carefully evaluated the Materials, and was advised by legal counsel with respect to its deliberations. The Directors discussed the Materials and EAM’s oral presentation and other information that the Board received at the meeting, and deliberated on the retention of EAM and the terms of the Amended Advisory Agreement in light of this information.  In its deliberations, the Board did not identify any single piece of information that was all-important, controlling, or determinative of its decisions.  Based on its review of the Materials and the discussions with EAM, the Board determined that the terms of the Amended Advisory Agreement are consistent with the best interests of MACC and its shareholders, and will enable us to continue to receive high quality services at a cost that is appropriate, reasonable, and in the best interests of MACC and its shareholders.  The Board made these determinations on the basis of the following factors:

•
The advisory fees payable to and profits to be realized by EAM under the Amended Advisory Agreement, which the Board concluded (i) were reasonable in comparison to the fees charged by other portfolio managers of funds of similar size having similar investment strategies, and (ii) were in the middle range of the comparisons to the peer group identified for the Board;

•
The nature, quality, and extent of the advisory services to be provided by EAM, including its reputation, expertise, and resources in domestic financial markets, especially the small and micro-cap stocks that are intended to comprise the New

Portfolio, which the Board concluded would benefit us by achieving above-average performance (as compared to other portfolio managers of similar asset classes using similar strategies for portfolios of similar size) and would assist in raising new assets and creating shareholder value;

•	The potential to generate investor and market enthusiasm through the retention of Eudaimonia, which the Board concluded would benefit MACC and its shareholders;

•
A description of EAM’s business, which the Board concluded demonstrated the appropriate level of expertise and size, which would benefit us by providing the level of service the Board expects to receive from its portfolio manager;

•	Biographical information respecting EAM’s personnel, which the Board concluded demonstrated the appropriate level of experience and qualification of EAM’s personnel;

•
EAM’s financial condition, including its balance sheet, which the Board concluded demonstrated that EAM is able to perform its obligations under the Amended Advisory Agreement and otherwise service the needs of its clients;

•
EAM’s investment performance with respect to all accounts with similar investment strategies, which the Board concluded demonstrated that such investment strategies and principles have shown favorable performance over time;

•
EAM’s brokerage practices (including any soft dollar arrangements), which the Board concluded that (i) EAM will not utilize directed brokerage in its management of the Portfolio, (ii) EAM does not inappropriately concentrate its brokerage allocation, and (iii) EAM pays commission rates which are comparable to industry custom;

•	EAM’s portfolio transaction practices, which the Board concluded demonstrated that EAM appropriately allocates investment opportunities among its clients and seeks to treat its clients fairly;

•
The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of EAM, which the Board concluded demonstrated that EAM will be able to perform as it anticipates, which will enable us to attract and enhance assets;

•
A description of EAM’s internal compliance program, which the Board concluded demonstrated that (i) EAM devotes an appropriate level of time and resources to detecting, preventing and remedying violations of the federal securities laws, and (ii) EAM appropriately utilizes outside auditors to audit its compliance functions;

•
Any possible conflicts of interest arising out a relationship with EAM, which the Board concluded that that EAM does not now have, and does not anticipate having in the future, any revenue sharing arrangements, but that to the extent Roth Capital Partners, LLC (“RCP”) participates in any transactions with us, such participation will be subject to limitations imposed by the 1940 Act;

•
The benefits to be realized by EAM as a result of its management of the Portfolio, which the Board concluded would be limited to its receipt of the management fee and incentive fee described above, and would not provide other benefits such as soft dollars to EAM; and

•
The terms of the Amended Advisory Agreement, which the Board concluded were at least or more beneficial to us as compared to agreements respecting similar levels of service for similar levels of advisory fees.

Information Regarding EAM:

The following table contains the name, address and principal occupation of the principal executive officers and each manager of EAM.  Unless otherwise provided, the address for all officers and managers is 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007.

Name and Address	Position and Principal Occupation

Travis T. Prentice	President, Chief Executive Officer, Chief Investment Officer and Portfolio Manager
Montie L. Weisenberger	Sr. Vice President and Portfolio Manager
Derek J. Gaertner	Vice President, Chief Operating Officer and Chief Compliance Officer
Joshua M. Moss	Vice President and Portfolio Manager
Byron Roth 24 Corporate Plaza-200 Newport Beach, California 92660	Manager of EAM; Chairman, CEO and Manager of RCP (independent investment banking firm specializing in small-cap companies)
Gordon J. Roth 24 Corporate Plaza-200 Newport Beach, California 92660	Manager of EAM; CFO and Chief Operating Officer, RCP

Other than Gordon Roth, no other director or officer of MACC is either a member or manager of EAM or owns securities of, or has any other material direct or indirect interest in, EAM.  EAM does not serve as an investment adviser for any other registered investment company, and our Board of Directors is not aware of any financial condition of EAM that is reasonably likely to impair its ability to fulfill its commitment to under the Amended Advisory Agreement.  No commission has been paid to, nor do we have, any Affiliated Broker for MACC or EAM, as that term is defined in Item 22(a)(1)(ii) of Schedule 14A adopted under the 1934 Act.  There are no arrangements or understandings in connection with the Amended Advisory Agreement with respect to composition of our Board or the Board of Managers of EAM or with respect to the appointment of any person to any office with EAM.

In order to approve the Amended Advisory Agreement, the proposal must receive the affirmative vote of the lesser of (i) 67% or more of the outstanding shares of our common stock present at the 2010 Annual Meeting or represented by proxy if the holders of more than 50% of our shares are present or represented by proxy, or (ii) more than 50% of our outstanding shares of common stock.  Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED ADVISORY AGREEMENT WITH EAM.

PROPOSAL 8 APPROVAL OF THE AMENDED SUBADVISORY AGREEMENT WITH EAM AND IAIA

We, EAM and IAIA are parties to the Subadvisory Agreement dated April 29, 2008, which was approved by the shareholders at our 2008 Annual Meeting held on April 29, 2008.  IAIA’s address is 101 Second Street SE, Suite 800, Cedar Rapids, Iowa 52401.  EAM’s address is 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007.  Under the Subadvisory Agreement, IAIA provided accounting functions and services for us as part of the transition from IAIA to EAM as investment adviser.  We and EAM have requested that IAIA continue to provide such accounting functions and services and the Amended Subadvisory Agreement provides for the continuance of such services.  Under the Amended Subadvisory Agreement EAM will pay IAIA a management fee equal to 75% of the management fees received by EAM under the Amended Advisory Agreement while continuing to provide such services.  Accordingly, the Board has determined to recommend to the shareholders that they approve the terms of the Amended Subadvisory Agreement.   The Subadvisory Agreement was extended by the Board until this year's annual meeting, when a new two year term will commence.

      Under the Amended Subadvisory Agreement, the incentive fee payable by EAM to IAIA remains the same as under the Subadvisory  Agreement and is 100% of the incentive fee received by EAM under the Amended Advisory Agreement attributable to the Legacy Portfolio.

Upon shareholder approval at the 2010 Annual Meeting, the Advisory Agreement will be amended and restated with the Amended Subadvisory Agreement, a copy of which is attached to this Proxy Statement as Appendix C.  The Amended Subadvisory Agreement was approved on July 27, 2010 by the vote of a majority of the Independent Directors and a majority of the Directors who are not parties, or “interested parties” (as that term is defined in the 1940 Act) of any party to the Amended Subadvisory Agreement, cast in person at a meeting called for the purpose of voting on such approval.

Under the Amended Subadvisory Agreement, IAIA will continue to subadvise EAM with respect to the Legacy Portfolio. EAM will continue to manage the New Portfolio, as well as have overall responsibility for the Portfolio.

Pursuant to the Amended Subadvisory Agreement, IAIA will continue to be subject to the supervision and review of our Board, provide us with investment research, advice and supervision and will furnish us continuously with an investment program, consistent with our investment objective and policies.  IAIA will also recommend to EAM from time to time what securities we will purchase, what securities will be held or sold, what portions of our assets will be held uninvested as cash or in other liquid assets, subject always to the provisions of our Certificate of Incorporation, Bylaws, and any registration statement under the 1933 Act.  IAIA will also assist EAM in maintenance of the books and records with respect to all of our transactions, and will regularly report to our Board on our investments and performance.

IAIA’s services to us under the Amended Subadvisory Agreement will not, as under the Subadvisory Agreement, be exclusive, and IAIA will continue to be free to furnish the same or similar services to other entities, including businesses which may directly or indirectly compete with us, so long as IAIA notifies us prior to being engaged to serve as investment adviser to another fund.

Although EAM has waived its management fee since May 2009, IAIA received a management fee of 50% of the management fees that would have been received by EAM under the Advisory Agreement.  EAM elected to reduce their fees, however InvestAmerica continues to receive a management fee equal to 50% of the original agreement or an annual rate of 1% of Assets under Management attributable to the Legacy Portfolio.  Although EAM may elect to continue to waive receipt of its management fee, under the Amended Subadvisory Agreement EAM will pay IAIA a management fee equal to 75% of the management fee that would be received by EAM under the Amended Advisory Agreement while IAIA continues to provide accounting functions and services for the Company.  Under the Amended Subadvisory Agreement, IAIA will receive 100% of the incentive fee received by EAM under the Amended Advisory Agreement attributable to the Legacy Portfolio.  Total management fees paid to InvestAmerica amounted to $142,279 for the year ended September 30, 2009. There were $0 incentive fees paid under the Subadvisory Agreement for the year ended September 30, 2009.

The following are the key provisions of the Amended Subadvisory Agreement, which are the same as the Subadvisory Agreement, except as to the management fee calculation:

●
Management Responsibilities: IAIA will continue to manage the Portfolio and generally provide all facilities, personnel, and other means necessary for us to operate.  EAM will make all new and follow-on acquisitions, dispositions and other investment decisions of the Portfolio in its discretion, except (i) where specific board approval is required under our co-investment guidelines, or (ii) with respect to the Legacy Portfolio.

●
Operating Expenses: IAIA generally will be responsible for all of our expenses relating to staff salaries, office space, and supplies and we will generally responsible for auditing fees, all legal expenses and other expenses associated with being a public company, fees to the Directors, and any and all expenses associated with property of a Portfolio company taken or received by us or on our behalf as a result of our investment in any Portfolio company.

●
Term and Termination:  The Amended Subadvisory Agreement will continue in effect for two (2) years from its effective date, unless sooner terminated.  After the initial two-year term, the Amended Subadvisory Agreement will continue in effect so long as such continuance is specifically approved at least annually by the Board of Directors, including a majority of the Independent Directors, or by the vote of the holders of a majority, as defined in the 1940 Act, of our outstanding shares.  We may terminate the Amended Subadvisory Agreement, without payment of any penalty, on 60 days’ written notice to IAIA if the decision to terminate has been made by the Board of Directors or by the vote of a majority, as defined in the 1940 Act, of the holders of a majority of our outstanding shares.  IAIA may also terminate the Amended Subadvisory Agreement on 60 days’ written notice to us provided that another investment advisory agreement with a suitable investment adviser has been approved by the vote of the holders of a majority, as defined in the 1940 Act, of our outstanding shares, and by a majority of Directors who are not parties to such agreement or interested persons of any such party.

●
Liability of IAIA:  The Amended Subadvisory Agreement provides that IAIA will not be liable to us in any way for any error in judgment or mistake of law made by IAIA in connection with any investment made by or for us so long as such error or mistake was not made in bad faith or as a result of gross negligence or willful misconduct.

●
Management Fee: EAM will pay IAIA, monthly in arrears, a management fee equal to 75% of the management fee that would be received by EAM under the Amended Advisory Agreement while IAIA continues to provide accounting functions and services for the Company.

●	Incentive Fee: Under the Amended Subadvisory Agreement, IAIA will receive 100% of the incentive fee received by EAM under the Amended Advisory Agreement attributable to the Legacy Portfolio.

Material Factors an Conclusions Relating to the Board of Director’s Retention of IAIA and Approval of Fees under the Amended Subadvisory Agreement

When deciding whether to retain IAIA and approve the terms of the Amended Subadvisory Agreement, the Board evaluated, among other things, written information provided by IAIA as required under Section 15(c) of the 1940 Act (the “Materials”), and answers to questions posed by the Board to representatives of IAIA.  The Board noted that prior to 2008, IAIA served as investment adviser to MACC, has served has its subadviser since 2008 and is uniquely familiar with the Legacy Portfolio.

The Board carefully evaluated the Materials, and was advised by legal counsel with respect to its deliberations. The Directors discussed the Materials and IAIA’s oral presentation and other information that the Board received at the meeting, and deliberated on the retention of IAIA and the terms of the Amended Subadvisory Agreement in light of this information.  In its deliberations, the Board did not identify any single piece of information that was all-important, controlling, or determinative of its decisions.  Based on its review of the Materials and the discussions with IAIA, the Board determined that the terms of the Amended Subadvisory Agreement are consistent with the best interests of MACC and its shareholders, and will enable us to continue to receive high quality services at a cost that is appropriate, reasonable, and in the best interests of MACC and its shareholders.  The Board made these determinations on the basis of the following factors:

•
The advisory fees payable to and profits to be realized by IAIA under the Amended Subadvisory Agreement, which the Board concluded (i) were reasonable in comparison to the fees charged by other portfolio managers of funds of similar size having similar investment strategies, and (ii) were in the middle range of the comparisons to the peer group identified for the Board;

•
The nature, quality, and extent of the advisory services to be provided by IAIA, including its reputation, expertise, and resources in domestic financial markets, especially the Legacy Portfolio, which the Board concluded would benefit us by achieving above-average performance (as compared to other portfolio managers of similar asset classes using similar strategies for portfolios of similar size) and would assist in raising new assets and creating shareholder value;

•
A description of IAIA’s business, which the Board concluded demonstrated the appropriate level of expertise and size, which would benefit us by providing the level of service the Board expects to receive from its portfolio manager;

•	Biographical information respecting IAIA’s personnel, which the Board concluded demonstrated the appropriate level of experience and qualification of IAIA’s personnel;

•
IAIA’s financial condition, including its balance sheet, which the Board concluded demonstrated that IAIA is able to perform its obligations under the Amended Subadvisory Agreement and otherwise service the needs of its clients;

•
IAIA’s investment performance with respect to all accounts with similar investment strategies, which the Board concluded demonstrated that such investment strategies and principles have shown favorable performance over time;

•
IAIA’s brokerage practices (including any soft dollar arrangements), which the Board concluded that (i) IAIA will not utilize directed brokerage in its management of the Portfolio, (ii) IAIA does not inappropriately concentrate its brokerage allocation, and (iii) IAIA pays commission rates which are comparable to industry custom;

•	IAIA’s portfolio transaction practices, which the Board concluded demonstrated that IAIA appropriately allocates investment opportunities among its clients and seeks to treat its clients fairly;

•
The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of IAIA, which the Board concluded demonstrated that IAIA will be able to perform as it anticipates, which will enable us to attract and enhance assets;

•
A description of IAIA’s internal compliance program, which the Board concluded demonstrated that (i) IAIA devotes an appropriate level of time and resources to detecting, preventing and remedying violations of the federal securities laws, and (ii) IAIA appropriately utilizes outside auditors to audit its compliance functions;

•
Any possible conflicts of interest arising out a relationship with IAIA, which the Board concluded that that IAIA does not now have, and does not anticipate having in the future, any revenue sharing arrangements;

•
The benefits to be realized by IAIA as a result of its subadvisory role with the Portfolio, which the Board concluded would be limited to its receipt of the management fee and incentive fee described above, and would not provide other benefits such as soft dollars to IAIA; and

•
The terms of the Amended Subadvisory Agreement, which the Board concluded were at least or more beneficial to us as compared to agreements respecting similar levels of service for similar levels of advisory fees.

Information Regarding IAIA:

The following table contains the name, address and principal occupation of the principal executive officers and each manager of IAIA.  Unless otherwise provided, the address for all officers and directors is 101 Second Street SE, Suite 800, Cedar Rapids, Iowa 52401.

Name and Address	Position and Principal Occupation

David R. Schroder	President, Secretary, Chief Compliance Officer and Director
Robert A. Comey	Executive Vice President, Treasurer, Asst. Secretary and Director
Kevin F. Mullane	Senior Vice President, Asst. Secretary and Director
Michael H. Reynoldson	Vice President

No director or officer of MACC is either a officer, director or shareholder of IAIA or owns securities of, or has any other material direct or indirect interest in IAIA.  IAIA does not serve as an investment adviser for any other registered investment company, and the Board is not aware of any financial condition of IAIA that is reasonably likely to impair its ability to fulfill its commitment to under the Amended Subadvisory Agreement.  No commission has been paid to, nor do we have, any Affiliated Broker with IAIA, as that term is defined in Item 22(a)(1)(ii) of Schedule 14A adopted under the 1934 Act.  There are no arrangements or understandings in connection with the Amended Subadvisory Agreement with respect to composition of our Board or IAIA’s Board of Directors or with respect to the appointment of any person to any office with IAIA.

In order to approve the Amended Subadvisory Agreement, the proposal must receive the affirmative vote of the lesser of (i) 67% or more of the outstanding shares of our common stock present at the 2010 Annual Meeting or represented by proxy if the holders of more than 50% of our shares are present or represented by proxy, or (ii) more than 50% of our outstanding shares of common stock.  Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED SUBADVISORY AGREEMENT WITH IAIA.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the 2010 Annual Meeting.  If any matters do come before the 2010 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the 2010 Annual Meeting.

ADDITIONAL INFORMATION

Common Stock Ownership

As of July 15, 2010, there were 2,464,621 shares of common stock issued and outstanding.  Because they serve as our investment advisers, EAM, a California limited liability company located at 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007, and IAIA, a Delaware corporation located at 101 Second Street S.E., Suite 800, Cedar Rapids IA 52401, are deemed to control us, within the meaning of the 1940 Act.  Additionally, Bridgewater International Group, LLC (“BIG”) and Mr. Benjamin Jiaravanon (a former Director) control MACC through either direct or beneficial ownership of 804,689 of our shares, which as of August 19, 2010 comprised 32.65% of our issued and outstanding stock.  BIG is organized under the laws of the State of Utah.

Our officers and directors, eight in number as a group, beneficially own 114,517 shares together, equal to 4.65% of our outstanding common stock.  The following table sets forth certain information as of October 1, 2010, with respect to the common stock ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the 1934 Act who beneficially own more than 5% of our common stock, and (ii) each Director.  Unless otherwise indicated, the addresses for the persons listed in the table is 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class of Voting common stock
Bridgewater International Group, LLC (1) 10500 South 1300 West, South Jordan, Utah 84095	804,689	32.65%
Benjamin Jiaravanon (1) Ancol Barat, J1 Ancol VIII, No.1, Jakarta 14430 Indonesia	804,689	32.65%
Geoffrey T. Woolley	151,314	6.14%
Gordon J. Roth(2)	57,783	2.27%
Michael W. Dunn	46,734	1.90%
James W. Eiler	10,000	0.04%
Kevin J. Gadawski	0	0.00%
All Officers and Directors as a Group	114,517	4.65%

(1)
The foregoing information with respect to BIG and Mr. Jiaravanon is based upon Amendment No. 1 to Schedule 13D, dated August 8, 2003, as subsequently amended October 10, 2003, March 9, 2005, May 3, 2005, May 19, 2005 and August 19, 2010, filed by BIG and others with the SEC (collectively, the “BIG Group 13D”).  The BIG Group 13D disclosed control over 804,689 shares of common stock owned by BIG (the “BIG Shares”).  BIG retains control of voting of the BIG Shares, including all other incidents of ownership of the stock, including beneficial ownership and dispositive power.

As the sole Manager of BIG, Mr. Jiaravanon maintains control over the voting power respecting the BIG Shares.  BIG is a wholly owned subsidiary of Aleksin, a corporation organized under the laws of the British Virgin Islands.  Aleksin is a wholly-owned subsidiary of Maze Industrial Ltd. (“Maze”), a corporation organized under the laws of the British Virgin Islands.  Maze is 100% owned by Sumet Jiaravanon, an individual.

(2) Mr. Roth individually owns 5,151 shares of common stock. RCP, in which Mr. Roth has shared control of voting power, owns 52,632 shares of common stock.

Executive Officers

Our current officers are listed in the chart below.  As affiliated persons of EAM, the officers are “interested persons,” as that term is defined in Section 2(a)(19) of the 1940 Act.  The address for all officers is 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007.

Name and Age	Position(s) Held with MACC	Length of Time Served	Principal Occupation(s) During Past 5 Years
Travis T. Prentice, 35	President & CEO	Since April, 2008
President and Chief Investment Officer of EAM, a firm he co-founded in 2007.  In addition, he serves as portfolio manager for the firm’s Micro Cap Growth and Ultra Micro Cap Growth investment strategies. Prior to founding Eudaimonia, Mr. Prentice was a

Name and Age	Position(s) Held with MACC	Length of Time Served	Principal Occupation(s) During Past 5 Years

Partner, Managing Director and Portfolio Manager with Nicholas-Applegate Capital Management where he had lead portfolio management responsibilities for their Micro and Ultra Micro Cap investment strategies and a senior role in the firm’s US Micro/Emerging Growth team.  He brings over twelve years of institutional investment experience from Eudaimonia and Nicholas Applegate where he originally joined in 1997. He holds a Masters in Business Administration from San Diego State University and a Bachelor of Arts in Economics and a Bachelor of Arts in Psychology from the University of Arizona.

Derek J. Gaertner, 39	Chief Financial Officer & CCO	Since April, 2008
Vice President and Chief Operating/ Compliance Officer of Eudaimonia.  Prior to joining Eudaimonia in 2007, Mr. Gaertner was the Chief Financial Officer of Torrey Pines Capital Management, a global long/short equity hedge fund located in San Diego, California.  He was also responsible for overseeing the firm’s regulatory compliance and operations functions.  Prior to joining Torrey Pines Capital Management in 2004, Mr. Gaertner was a Tax Manager with PricewaterhouseCoopers LLP.  He has over 8 years of public accounting experience in both the audit and tax departments.  Mr. Gaertner is a Certified Public Accountant and has a Bachelors of Science in Accounting from the University of Southern California and Masters of Science in Taxation from Golden Gate University, San Francisco.

Montie L. Weisenberger, 42	Treasurer & Secretary	Since April, 2008
Senior Vice President and Portfolio Manager of Eudaimonia, a firm he co-founded in 2007.  Mr. Weisenberger has primary portfolio management responsibilities for the firm’s Small Cap Growth investment strategy.  Prior to founding Eudaimonia, Mr. Weisenberger was a Senior Vice President and Portfolio Manager at Nicholas Applegate Capital Management where he had lead portfolio management responsibilities for the firm’s Traditional Small-to-Mid Cap Growth strategy and was a senior member of the firm’s US Micro / Emerging Growth team since 2001.  Prior to joining Nicholas Applegate Capital Management, Montie was a research analyst at Adams, Harkness & Hill, now Cannacord Adams, an emerging growth investment bank located in Boston, MA. Mr. Weisenberger also spent more than five years as a finance and strategic management consultant, most recently as a manager with KPMG, LLP.  Mr. Weisenberger brings more than fourteen years of combined investment management and financial analysis experience to Eudaimonia Asset Management.  He holds a Masters in Business Administration and a Masters in Health Administration from Georgia State University and a Bachelor of Arts in Business Administration from Flagler College.

Audit Committee

The Board has a standing Audit Committee which makes recommendations to the Board regarding the engagement of the independent registered public accounting firm for audit and non-audit services; evaluates the independence of the auditors and reviews with the independent auditors the fee, scope and timing of audit and non-audit services.  The Audit Committee also is charged with monitoring our Policy Against Insider Trading and Prohibited Transactions and our Code of Conduct.  The Audit Committee operates under a charter that was adopted by the Board on October 9, 2008 and is attached to this Proxy statement as Appendix D.  A current copy of the charter is not available on a website, as we do not maintain a website.  The Audit Committee consists of Messrs. Dunn (Chair), Eiler, and Gadawski, who was appointed to the Audit Committee on January 28, 2010.  Each member of the Audit Committee is considered “independent” under applicable Nasdaq listing standards.  The Board has determined that James W. Eiler is an Audit Committee financial expert.  The Audit Committee held five meetings in Fiscal Year 2009.

Corporate Governance / Nominating Committee

The Corporate Governance/Nominating Committee was appointed by the Board to identify and recommend approval of all Director nominees to be voted on at the annual stockholders’ meetings, to recommend corporate governance guidelines for the Corporation, to lead the Board in its annual review of the Board’s performance, and to recommend to the Board nominees for each committee of the Board.  The Corporate Governance/Nominating Committee operates under a charter that was revised and adopted by the Board on October 9, 2008 and is attached to this Proxy statement as Appendix E.  A current copy of the charter is not available on a website, as we do not maintain a website.  The Corporate Governance/Nominating Committee may seek input from other Directors or senior management in identifying candidates.  Under our Third Amended and Restated Bylaws, stockholders desiring to nominate persons for election as Directors or to propose other business for consideration at an annual meeting must notify the Secretary in writing not less than 60 days, nor more than 90 days, prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting.  Shareholders may propose nominees for Director by following the procedures described below under “SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING.”

The qualifications used in evaluating Director candidates include but are not limited to: independence, time commitments, attendance, business judgment, management, accounting, finance, industry and technology knowledge, as well as, personal and professional ethics, integrity and values. In addition, as set forth in its Charter, the Corporate Governance/Nominating Committee believes that having directors with relevant experience in business and industry, government, finance and other areas is beneficial to the Board as a whole.  The Corporate Governance/Nominating Committee further reviews the qualifications of any candidate in the context of the current composition of the Board and our needs. The same identifying and evaluating procedures apply to all candidates for director nomination, whether nominated by stockholders or by the Corporate Governance/Nominating Committee.

The Corporate Governance/Nominating Committee also: (i) oversees the formulation of, and recommends for adoption to the Board, a set of corporate governance guidelines;  (ii) periodically reviews and reassesses the corporate governance guidelines and recommends appropriate changes to the Board for approval; (iii) reviews and approves annually our compensation program for service on the Board or any of its committees; (iv) performs an annual assessment of the Board’s performance and periodically reports its Board assessments to the Board; (v) annually reviews and assesses its Charter and makes recommendations of appropriate changes to the Board; (vi) performs periodic reviews of all Board committee structure and governance charters; (vii) recommends appropriate changes to Board committee composition and responsibility to the Board; and (viii) reviews any conflicts of interest.

The Corporate Governance/Nominating Committee consists of Messrs. Eiler, Dunn, and Gadawski, who was appointed to the Corporate Governance/Nominating Committee on January 28, 2010.  All members of the Corporate Governance/Nominating Committee are considered “independent” under applicable Nasdaq listing standards.  The Corporate Governance/Nominating Committee held one meeting in Fiscal Year 2009.

Investment and Valuation Committee

The Investment and Valuation Committee assists the Board with the periodic valuation of our investment securities and with oversight of our investment portfolio and evaluates any proposed revisions to our investment policy. The Investment and Valuation Committee also assures compliance with our valuation policy and policies regarding investments made in participation with other funds managed by IAIA, with entities controlling, controlled by or under common control with IAIA, and with other affiliates.  The Investment and Valuation Committee operates under a charter that was adopted by the Board on October 9, 2008.  The members of the Investment and Valuation Committee are Messrs. Dunn, Eiler and Roth (Chair).  Mr. Dunn and Mr. Eiler are independent under Nasdaq listing standards.  The Investment and Valuation Committee held six meetings in Fiscal Year 2009.

Audit Committee Report

The Audit Committee of the Board of Directors was established as a separately designated committee in accordance with section 3(a)(58)(A) of the 1934 Act and is composed of three directors.  The members of the Audit Committee during Fiscal Year 2009 were Geoffrey T. Woolley (Chair), James W. Eiler, and Michael W. Dunn.  Mr. Gadawski was appointed to and began serving on the Audit Committee as of January 28, 2010, replacing the position vacated by the resignation of Mr. Woolley on December 8, 2009.  Mr. Eiler was considered the Audit Committee’s financial expert during Fiscal Year 2009.  Under the terms of the charter and the listing standards applicable to companies listed on the Nasdaq Capital Market, all of the Audit Committee members were considered to be independent.

Management is responsible for our internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this regard, the Audit Committee has reviewed and discussed the audited financial statements for Fiscal Year 2009 with management and discussed other matters related to the audit with the independent auditors.  Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee met with the independent auditors, with and without management present, and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).  The independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors the firm’s independence.

The Audit Committee has considered whether KPMG has maintained its independence during Fiscal Year 2009.  Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for Fiscal Year 2009, filed with the SEC.

AUDIT COMMITTEE:
Michael W. Dunn, Chair James W. Eiler Kevin J. Gadawski

Independent Auditor Fees and Services

The following table presents fees paid for professional services rendered by KPMG LLP (“KPMG”), our independent registered public accounting firm, for Fiscal Year 2009 and for the fiscal year ending September 30, 2008:

Fee Category	Fiscal Year 2009 Fees	Fiscal Year 2008 Fees
Audit Fees	$79,940	$75,500
Audit-Related Fees	7,000	-0-
Tax Fees	$15,000	$14,900
All Other Fees	-0-	-0-
Total Fees	$101,940	$90,400

Audit Fees were for professional services rendered for the audit of tour financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements and include quarterly reviews and security counts.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions, consultations concerning financial accounting and reporting standards.

Tax Fees were for professional services for federal, state and international tax compliance, tax advice and tax planning and include preparation of federal and state income tax returns, and other tax research, consultation, correspondence and advice.

All Other Fees are for services other than the services reported above.  We did not pay any fees for such other services in Fiscal Year 2009 or fiscal year 2008.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of KPMG.  KPMG did not bill EAM for any non-audit services in either Fiscal Year 2009 or fiscal year 2008.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Compensation of Directors and Executive Officers

Compensation Committee Interlocks and Insider Participation

We do not have a separate compensation committee utilized to determine the appropriate compensation payable to our executive officers and Directors due to our size and therefore has no charter.  The Corporate Governance/Nominating Committee, however, is responsible for, among other things, annually reviewing and approving our compensation policies for Directors.  The members of the Corporate Governance/Nominating Committee for Fiscal Year 2009 were Messrs. Woolley (Chair), Eiler and Dunn.  Mr. Gadawski was appointed to and began serving on the Corporate Governance/Nominating Committee as of January 28, 2010, replacing the position vacated by the resignation of Mr. Woolley.  All members of the Corporate Governance/Nominating Committee are considered “independent” under applicable Nasdaq listing standards.  No members of the Committee have ever served as our officers or employees.  None of our executive officers served, during Fiscal Year 2009: (i) on a compensation committee of another entity which had an executive officer serving on the Corporate Governance/Nominating Committee; (ii) as a director of another entity which had an executive officer serving on the Corporate Governance/Nominating Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a Director.

Compensation Committee Report

The Corporate Governance/Nominating Committee has not reviewed or discussed with management the Compensation of Executive Officers Discussion and Analysis set forth above because our standing policy is to not compensate executive officers.  The Corporate Governance/Nominating Committee did recommend to the Board of Directors that the Compensation of Executive Officers Discussion and Analysis be included in this report on Proxy Statement.

CORPORATE GOVERNANCE / NOMINATING COMMITTEE:
Michael W. Dunn, Chair James W. Eiler Kevin J. Gadawski

Compensation of Directors

The compensation of our Directors is governed by a compensation policy adopted via resolution of the Board on February 24, 2004 and amended on July 18, 2006 (the “Compensation Policy”).  The Compensation Policy provides that: (i) Directors who are also officers or directors of our investment adviser receive no compensation for serving on the Board; (ii) the Chairman of the Board receives an annual retainer of $24,000; (iii) all other outside Directors receive an annual retainer of $8,000; (iv) all outside Directors other than the Chairman of the Board receive $1,000 for each Board meeting attended (whether such attendance is in person or by telephone) if the meeting is scheduled as an in-person meeting and $500 for each Board meeting attended by telephone if the meeting is scheduled to be held by teleconference; (v) all Directors other than the Chairman of the Board receive $250 for each committee meeting attended (whether such attendance is in person or by telephone) if the committee meeting is scheduled as an in-person meeting and $250 for each committee meeting attended by telephone if the meeting is scheduled to be held by teleconference; and (vi) we reimburse all reasonable expenses of the Directors and the Chairman of the Board in attending Board and committee meetings.  Directors’ meetings are normally held on a quarterly basis, with additional meetings held as needed.  All Director compensation is payable quarterly, in arrears.

The following table sets forth the compensation paid to our Directors during Fiscal Year 2009.  MACC presently maintains no pension, equity participation or retirement plans for its Directors.

Name	Aggregate Compensation From MACC(1)
Geoffrey T. Woolley*	$31,500

Michael W. Dunn	$16,750

Gordon J. Roth	$15,500

James W. Eiler	$16,750

(1)	Consists only of directors’ fees and does not include reimbursed expenses.
*	Resigned from the Board of Directors effective December 8, 2009.

Compensation of Executive Officers

We do not have any employees and do not pay any compensation to any of our officers.  We have not compensated our executive officers in any of the last three fiscal years.  We do not provide any of bonus, stock options, stock appreciation rights, non-equity incentive plans, non-qualified deferred compensation or pension benefits to our executive officers.  Further, we have no agreements with any officer pertaining to change in control payments.  All of our officers and staff are employed by EAM, which pays all of their cash compensation.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Under the SEC rules, since the date of the 2010 Annual Meeting has changed more than thirty (30) days from the prior year, notice by any shareholder to nominate a person for election as a Director or to proposed other business for consideration at the annual meeting, to be timely, must be so delivered a reasonable time before the date on which MACC first mails its proxy materials with respect to the 2011 Annual Meeting.  Accordingly, shareholders desiring to submit a proposal for consideration at the 2011 Annual Meeting of shareholders give written notice of the proposal to MACC’s Secretary at 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007, no later than December 1, 2010.  The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met.

In addition, under our Amended and Restated Bylaws, shareholders desiring to nominate persons for election as Directors or to propose other business for consideration at an annual meeting must notify MACC’s Secretary in writing not less than 60 days, nor more than 90 days, prior to the date on which we first mailed its proxy materials for the prior year’s annual meeting.  However, since the date of the 2010 Annual Meeting has changed more than thirty (30) days from the prior year, notice by a shareholder to be timely must be so delivered a reasonable time before the date on which MACC first mails it proxy materials with respect to the 2011 Annual Meeting.  Accordingly, shareholders desiring to nominate a person for election as Director or to propose other business for consideration at the 2011 Annual Meeting of shareholders must give written notice of the proposal to MACC’s Secretary not later than December 1, 2010.  MACC’s proxies will have discretionary authority to vote with respect to any shareholder proposal that may be presented at an annual meeting which does not comply with these notice requirements.  Shareholders’ notices must contain the specific information set forth in our Amended and Restated Bylaws.  A copy of our Amended and Restated Bylaws will be furnished to shareholders without charge upon written request to our Secretary.

SHAREHOLDER COMMUNICATION

Under a policy adopted by the Board on February 28, 2006, any shareholder wishing to communicate with any of our Directors regarding matters related to MACC may provide correspondence to the Director in care of Secretary, MACC Private Equities Inc., 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007.  The Chairman of the Corporate Governance/Nominating Committee will review and determine the appropriate response to questions from shareholders, including whether to forward communications to individual Directors.  The independent members of the Board of Directors review and approve the shareholder’s communication process periodically to ensure effective communication with the shareholders.

EXPENSES OF SOLICITATION OF PROXIES

In addition to the use of the mails, proxies may be solicited by personal interview and telephone by our directors and officers, who will not receive additional compensation for such services.  We have engaged Mellon Investor Services, LLC (“Mellon”) to aid in the solicitation of proxies at an estimated fee of $30,000.  Approximately twenty-five employees of Mellon will assist the us with solicitation of the proxies.  Our agreement with Mellon to solicit proxies generally provides that Mellon will: (i) assist us in planning and organization of proxy solicitation matters, (ii) establish communications with banks, brokers and other parties for purposes of the solicitation, (iii) disseminate all proxy materials in a timely manner, and (iv) solicit and collect proxies according to Mellon’s calling and reporting procedures.  We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials.  The cost of soliciting proxies will be borne by us.

PERIODIC REPORTS

Our financial statements and related financial information required by Item 13(a) of Schedule 14A under the 1934 Act are incorporated herein by this reference to our Fiscal Year 2009 Annual Report (“Annual Report”) and the financial statements in our periodic reports for our Fiscal Year 2010, including our amended quarterly report on Form 10-Q/A for the quarter ended June 30, 2010.  The Annual Report and Fiscal Year 2010 periodic reports accompany this proxy statement, but are not deemed a part of the proxy soliciting material, except to the extent that portions therein have been incorporated herein pursuant to the preceding sentence.

A copy of the Fiscal Year 2009 Form 10-K report to the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to Secretary, MACC Private Equities Inc., 2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California 92007 or by calling (760) 479-5080.  Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on the Record Date October 15, 2010 for the 2010 Annual Meeting.  Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees.

Please date, sign and return the proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States.  A prompt return of your proxy will be appreciated as it will save the expense of further mailings and telephone solicitations.

By Order of the Board of Directors

Montie L. Weisenberger, Secretary

Cardiff-By-The-Sea, California
October 15, 2010

APPENDIX A

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Appendix A

ARTICLES OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MACC PRIVATE EQUITIES INC.

Pursuant to the provisions of the General Corporation Law of Delaware, the undersigned Corporation adopts the following Articles of Amendment to its Certificate of Incorporation:

FIRST:
The following amendment to the Certificate of Incorporation contained in the following resolution was adopted by the shareholders of the Corporation as of _________, 2010, in the manner prescribed by the General Corporation Law of Delaware:

                 RESOLVED, that the Corporation’s Certificate of Incorporation be, and hereby is amended by changing the name of the Corporation from “MACC Private Equities Inc.” to “MACC Equities Inc.”

SECOND:
The following amendment to the Certificate of Incorporation contained in the following resolution was adopted by the shareholders of the Corporation as of _________, 2010, in the manner prescribed by the General Corporation Law of Delaware:

                RESOLVED, that the Corporation’s Certificate of Incorporation be, and hereby is amended by deleting the current “ARTICLE VI” thereof, and substituting the following:
ARTICLE VI
AUTHORIZED SHARES

 6.1                            Authorized Shares:  The total number of shares of stock of all classes which the Corporation shall have authority to issue is Ten Million (10,000,000) shares of a single class of voting common stock and the par value of each such share is Three Cents ($0.03) (“Common Stock”) amounting in the aggregate to Three Hundred Thousand Dollars ($300,000.00).

6.2              Reverse Stock Split:  Each three (3) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the date stated below (the “Effective Date”), shall automatically combine into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation and the holder thereof.  No fractional shares shall be issued and instead, a fraction of a share will be rounded up to one whole share.  Each certificate or stock register account that immediately prior to the Effective Date represents shares of Common Stock, shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or account shall have been combined, subject to the rounding up of a fraction share interest as described above.

THIRD:	Consent to the foregoing amendment has been given by a majority of the board of directors and by the holders of a majority of the shares entitled to vote on such amendment.

A-1

FOURTH:	There is no exchange, reclassification, or cancellation of issued shares provided for in this amendment.
FIFTH:
A change has been made in the amount of stated capital.  The number of authorized shares of common stock remains the same, at ten million (10,000,000), however, the par value, by virtue of this amendment, has been increased to $0.03.  The amount of stated capital as changed by such amendment has thereby been increased from $100,000 to $300,000.

DATED as of this the ___ day of __________, 2010.

MACC Private Equities Inc., a Delaware Corporation

By: ____________________________
Name:
Title:

ATTEST:
By: ____________________________ Name: Title:

A-2

APPENDIX B

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT WITH
EUDAIMONIA INVESTMENT MANAGEMENT, LLC

Appendix B

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

This AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (this “Agreement”) is entered into on this _____ day of _____________, 2010 by and between MACC PRIVATE EQUITIES INC., a corporation organized under the laws of the State of Delaware (the “Company”), and EUDAIMONIA ASSET MANAGEMENT, LLC, a limited liability company organized under the laws of the State of California (“Eudaimonia”).

R E C I T A L S

WHEREAS, the Company is a closed-end investment company that has elected to be regulated as a business development company (a “BDC”) under the Investment Company Act of  1940, as amended (the “1940 Act”);

WHEREAS, Eudaimonia is qualified to provide investment advisory services to the Company and is registered as an investment advisor under the Investment Advisors Act of 1940, as amended;

WHEREAS, this Agreement is subject to approval by the holders of a majority, as defined in the 1940 Act, of the Company’s outstanding voting securities and will become effective as of the first day of the calendar quarter immediately following such approval (the “Effective Date”); and

WHEREAS, the Company and Eudaimonia entered into an Investment Advisory Agreement on April 29, 2008 (the “Current Agreement”), and, subject to approval by the holders of a majority, as defined in the 1940 Act, of the Company’s outstanding voting securities of this Agreement, the parties wish to amend the terms of the Current Agreement as provided in this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

Section 1.  Definitions.

1.1           The “1940 Act” has the meaning set forth in the first recital hereof.

1.2           “Affiliate” shall have the meaning given under the 1940 Act.

1.3           “Assets Under Management” shall mean the total value of the Company’s assets managed by Eudaimonia under this Agreement, less any cash balances and cash equivalent investments of the Company which are not invested in debt or equity securities of Portfolio Companies in accordance with the Company’s investment objectives, calculated as of the end of each month during the term of this Agreement.

1.4           “Existing Portfolio Company” or “Existing Portfolio Companies” shall mean any Portfolio Company in which the Company has made an investment prior to April 29, 2008.

1.5           “Net Realized Capital Gains” shall mean Realized Capital Gains less Realized Capital Losses determined in accordance with GAAP.

1.6           “New Portfolio Company” or “New Portfolio Companies” shall mean any Portfolio Company, other than an Existing Portfolio Company, in which the Company may make an investment after April 29, 2008.

1.7           “Other Venture Capital Funds” has the meaning set forth in subsection 3.2.

1.8           “Portfolio Company” or “Portfolio Companies” shall mean any entity in which the Company may make an investment and with respect to which Eudaimonia will be providing services pursuant hereto, which investments may include ownership of capital stock, loans, receivables due from a Portfolio Company or other debtor on sale of assets acquired in liquidation and assets acquired in liquidation of any Portfolio Company.

1.9           “Realized Capital Gains” on a security shall mean capital gains after deducting the cost and expenses necessary to achieve the gain (e.g., broker’s fees).  For purposes of this Agreement, capital gains are Realized Capital Gains upon the cash sale of the capital stock or assets of a Portfolio Company or any other asset or item of property managed by Eudaimonia pursuant to the terms hereof or any Realized Capital Gain which has occurred in accordance with GAAP which is not cash as described in the following sentence.  Realized Capital Gains other than cash gains shall be recorded and calculated in the period the gain is realized; however in determining payment of any Incentive Fee, the payment shall be made when the cash is received.  The amount of the fee earned on gains other than cash shall be recorded as Incentive Fees payable on the financial statements of the Company.

1.10           “Realized Capital Losses” on a security shall be calculated as the amount by which the net amount realized from the sale or other disposition of such security is less than the original cost of such security.

1.11           “SEC” shall mean the United States Securities and Exchange Commission.

1.12           “Unrealized Capital Depreciation” on a security shall be calculated as the amount by which the Company’s original cost of such security exceeds the fair value of such security at the end of a fiscal quarter, as may be determined by the Board of Directors of the Company in accordance with generally accepted accounting principles (“GAAP”) and the Company’s Valuation Policy then in effect and as shown on its books as a part of the periodic valuation of the Portfolio Companies by the Board of Directors.

Section 2.                      Investment Advisory Engagement. The Company hereby engages Eudaimonia as its investment advisor.

2.1           As such, Eudaimonia will:

(a)  Manage, render advice with respect to, and make decisions regarding the acquisition and disposition of securities in accordance with applicable law and the Company’s investment policies as set forth in writing by the Board of Directors, to include (without limitation) the search and marketing for investment leads, screening and research of investment opportunities, maintenance and expansion of a co-investor network, review of appropriate investment legal documentation, presentations of investments to the Company’s Board of Directors (when and as required), closing of investments, monitoring and management of investments and exits, preparation of valuations, management of relationships with the SEC, shareholders, outside auditors, and the provision of other services appropriate to the management of a BDC;

(b)  Make available and, if requested by Portfolio Companies or entities in which the Company is proposing to invest, render managerial assistance to, and exercise management rights in, such Portfolio Companies and entities as appropriate to maximize return for the Company and to comply with regulations;

(c)  Maintain office space and facilities to the extent required by Eudaimonia to provide adequate management services to the Company;

(d)  Maintain the books of account and other records and files for the Company, but not to include auditing services; and

(e)  Report to the Company’s Board of Directors, or to any committee or officers acting pursuant to the authority of the Board, at such reasonable times and in such reasonable detail as the Board deems appropriate in order to enable the Company to determine that investment policies are being observed and implemented and that the obligations of Eudaimonia hereunder are being fulfilled. Any investment program undertaken by Eudaimonia pursuant hereto and any other activities undertaken by Eudaimonia on behalf of the Company shall at all times be subject to applicable law and any directives of the Company’s Board of Directors or any duly constituted committee or officer acting pursuant to the authority of the Company’s Board of Directors.

2.2           Eudaimonia will be responsible for the following expenses:  its staff salaries and fringe benefits, office space, office equipment and furniture, communications, travel, meals and entertainment, conventions, seminars, office supplies, dues and subscriptions, hiring fees, moving expenses, repair and maintenance, employment taxes, in-house accounting expenses and minor miscellaneous expenses.

Eudaimonia will pay for its own account all expenses incurred in rendering the services to be rendered hereunder.  Without limiting the generality of the foregoing, Eudaimonia will pay the salaries and other employee benefits of the persons in its organization whom it may engage to render such services, including without limitation, persons in its organization who may from time to time act as officers of the Company.

Notwithstanding the foregoing, Eudaimonia will earn incentive compensation on a quarterly basis, which shall not be deemed part of compensation or other employee benefits for the purpose of this paragraph.

2.3           In connection with the services provided, Eudaimonia will not be responsible for the following expenses which shall be the sole responsibility of the Company and will be paid promptly by the Company:  auditing fees; all legal expenses; legal fees normally paid by Portfolio Companies; appropriate trade association fees; brochures, advertising, marketing and publicity costs; interest on debt; fees to the Company and its directors and Board fees; any fees owed or paid to the Company or fund managers; any and all expenses associated with property of a Portfolio Company taken or received by the Company or on its behalf as a result of its investment in any Portfolio Company; all reorganization and registration expenses of the Company; the fees and disbursements of the Company’s counsel, accountants, custodian, transfer agent and registrar; fees and expenses incurred in producing and effecting filings with federal and state securities administrators; costs of periodic reports to, and other communications with the Company’s shareholders; fees and expenses of members of the Company’s Board of Directors who are not directors, officers,  employees or Affiliates of Eudaimonia or of any entity which is an Affiliate of Eudaimonia; premiums for the fidelity bond, if any, maintained by Eudaimonia pursuant to Section 17 of the 1940 Act; premiums for directors and officers insurance maintained by the Company; all transaction costs incident to the acquisition, management and protection of and disposition of securities by the Company; and any other expenses incurred by or on behalf of the Company that are not expressly payable by Eudaimonia under Section 2.2. above.

2.4              Subject to approval by the Board of Directors of the Company and in accordance with the 1940 Act, Eudaimonia may retain one or more subadvisors to assist it in performance of its duties hereunder.

Section 3.                      Nonexclusive Obligations; Co-investments.

3.1           The obligations of Eudaimonia to the Company are not exclusive.  Eudaimonia and its Affiliates, may in their discretion, manage other venture capital funds and render the same or similar services to any other person or persons who may be making the same or similar investments. The parties acknowledge that Eudaimonia may offer the same investment opportunities as may be offered to the Company to other persons for whom Eudaimonia is providing services.  Neither Eudaimonia nor any of its Affiliates shall in any manner be liable to the Company by reason of the activities of Eudaimonia or its Affiliates on behalf of other persons and funds as described in this paragraph and any conflict of interest arising therefrom is hereby expressly waived.

3.2           Should Eudaimonia or any of its Affiliates agree to perform or undertake any investment management services described in Section 3.1 for any registered or unregistered investment company in addition to the Company, Eudaimonia will notify the Company, in writing, not later than the commencement of such agreement or the initial provision of such services.

3.3           Any such investment management services and any co-investments shall at all times be provided in strict accordance with rules and regulations under the 1940 Act, Eudamonia’s asset allocation policy required thereunder and any exemptive order thereunder applicable to the Company.

Section 4.                      Services to Portfolio Companies.

4.1           It is acknowledged that as a part of the services to be provided by Eudaimonia hereunder, certain of its employees, representatives and agents will act as members of the board of directors of individual Portfolio Companies, will vote the shares of the capital stock of Portfolio Companies, and make other decisions which may effect the near-and the long-term direction of a Portfolio Company. Unless otherwise restricted hereafter by the Company in writing, in regard to such actions and decisions the Company hereby appoints Eudaimonia (and such officers, directors, employees, representatives and agents is it shall designate) as its proxy, as a result of which Eudaimonia shall have the authority, in its performance of this Agreement, to make decisions and to take such actions, without specific authority from the Board of Directors of the Company, as to all matters which are not hereby restricted.

4.2           All fees, including director’s fees that may be paid by or for the account of an entity in which the Company has invested or in which the Company is proposing to invest in connection with an investment transaction in which the Company participates or provides managerial assistance, will be treated as commitment fees or management fees and will be received by the Company, pro rata to its participation in such transaction.  Eudaimonia will be allowed to be reimbursed by Portfolio Companies for all direct expenses associated with due diligence and management of portfolio investments or investment opportunities (travel, meals, lodging, etc.).

4.3           The sole and exclusive compensation to Eudaimonia for its services to be rendered hereunder will be in the form of a management fee and a separate incentive fee as provided in Section 5.  Should any officer, director, employee or Affiliate of Eudaimonia serve as a member of the Board of Directors of the Company, such officer, director, employee or Affiliate of Eudaimonia shall not receive compensation as a member of the Board of Directors of the Company.

Section 5.                      Management and Incentive Fees.

5.1           During the term of this Agreement, the Company will pay Eudaimonia monthly in arrears, a management fee equal to 2.0% per annum of the Assets Under Management attributable to Existing Portfolio Companies.

5.2           During the term of this Agreement, the Company will pay Eudaimonia monthly in arrears, a management fee equal to 2.0% per annum of the Assets Under Management attributable to New Portfolio Companies.

5.3           During the term of this Agreement, the Company shall pay to Eudaimonia an incentive fee (the “Incentive Fee”) determined as specified in this Section 5.3; provided,

however, that the amount of the Incentive Fee paid by the Company and all incentive compensation, in any fiscal year, may not exceed the limit prescribed by Section 205(b)(3) of the Investment Advisers Act of 1940.  The Incentive Fee shall consist of two parts, as follows:

(a)     The Incentive Fee attributable to Existing Portfolio Companies shall be calculated on a quarterly basis as follows: the amount of the fee shall be 13.4% of (i) (A) the Net Realized Capital Gains, before taxes, respecting the Existing Portfolio Companies on a cumulative basis from the Effective Date until the end of such fiscal quarter, less (B) any Unrealized Capital Depreciation at the end of such fiscal quarter to the extent that such Unrealized Capital Depreciation has not reduced an Incentive Fee payment in any prior period, less (ii) the aggregate amount of any Incentive Fee paid in all prior fiscal periods.

(b)    The Incentive Fee attributable to New Portfolio Companies shall be calculated on a quarterly basis as follows: the amount of the fee shall be 20% of (i) (A) the Net Realized Capital Gains, before taxes, respecting the New Portfolio Companies on a cumulative basis from the Effective Date until the end of such fiscal quarter, less (B) any Unrealized Capital Depreciation at the end of such fiscal quarter to the extent that such Unrealized Capital Depreciation has not reduced an Incentive Fee payment in any prior period, less (ii) the aggregate amount of any Incentive Fee paid in all prior fiscal periods.

(c)    The Incentive Fee shall be calculated quarterly on a cumulative basis from the Effective Date until the end of each fiscal quarter and shall be paid within thirty (30) days of the end of each calendar quarter.  In the event this Agreement is terminated, the Incentive Fee calculation shall be undertaken as of, and any resulting Incentive Fee shall be paid, within fifteen (15) days of the date of termination.

Eudaimonia may, from time to time, waive or defer all or any part of the compensation described in this Section 5. The parties do hereby expressly authorize and instruct the Company’s administrator, or its successors, to calculate the fee payable hereunder and to remit all payments specified herein to Eudaimonia.

(d)       Upon termination of this Agreement, all earned but any unpaid Incentive Fee shall be immediately due and payable.

(e)    Payment of the Incentive Fee shall be made as follows:

(i)  To the extent payable, the Incentive Fee shall be paid, in cash, in arrears on the last business day of each fiscal quarter in the fiscal year.

(ii)  The Incentive Fee shall be retroactively adjusted as soon as practicable following completion of the valuations at the end of each fiscal year in which this Agreement is in effect to reflect the actual Incentive Fee due and owing to Eudaimonia, and if such adjustment reveals that Eudaimonia has received more Incentive Fee income than it is entitled to hereunder, Eudaimonia shall promptly reimburse the Company for the amount of the excess.

Section 6.                      Liability and Indemnification of Eudaimonia.

6.1           Neither Eudaimonia, nor any of its officers, directors, shareholders, employees, agents or Affiliates, whether past, present or future (collectively, the “Indemnified Parties”), shall be liable to the Company, or any of its Affiliates for any error in judgment or mistake of law made by the Indemnified Parties in connection with any investment made by or for the Company, provided such error or mistake was not made in bad faith or as a result of gross negligence or willful misconduct of the Indemnified Parties.  The Company confirms that in performing services hereunder, Eudaimonia will be an agent of the Company for the purpose of the indemnification provisions of the Bylaws of the Company subject, however, to the same limitations as though Eudaimonia were a director or officer of the Company.  Eudaimonia shall not be liable to the Company, its shareholders or its creditors, except for violations of law or for conduct which would preclude Eudaimonia from being indemnified under such provisions.  The provisions of this Section 6.1 shall survive termination of this Agreement.

6.2           Individuals who are Affiliates of Eudaimonia and are also officers or directors of the Company as well as other Eudaimonia officers performing duties within the scope of this Agreement on behalf of the Company will be covered by any directors and officers insurance policy maintained by the Company.

Section 7.                      Shareholder Approval; Term.

This Agreement is subject to approval by the shareholders of the Company in the manner set forth in Section 15(a) of the 1940 Act.  The Company represents that this Agreement has been approved by the Company’s Board of Directors.  This Agreement shall continue in effect for two (2) years from the effective date of the Current Agreement, April 29, 2008, unless sooner terminated as provided for herein.  Thereafter, this Agreement shall continue in effect so long as such continuance is specifically approved at least annually by the Company’s Board of Directors, including a majority of its members who are not interested persons of Eudaimonia, or by vote of the holders of a majority, as defined in the 1940 Act, of the Company’s outstanding voting securities.  The foregoing notwithstanding, this Agreement may be terminated by the Company at any time, without payment of any penalty, on sixty (60) days’ written notice to Eudaimonia if the decision to terminate has been made by the Board of Directors or by vote of the holders of a majority, as defined in the 1940 Act, of the Company’s outstanding voting securities.

Eudaimonia may also terminate this Agreement on sixty (60) days’ written notice to the Company; provided, however, that Eudaimonia may not so terminate this Agreement unless another investment advisory agreement has been approved by the vote of a majority, as defined in the 1940 Act, of the Company’s outstanding shares and by the Board of Directors, including a majority of members who are not parties to such agreement or interested persons of any such party.  Upon receipt of any such notice from Eudaimonia, the Company will in good faith use its best efforts to cause an advisory agreement to be entered into by the Company with a suitable investment adviser.

Section 8.                      Assignment.

This Agreement may not be assigned by any party without the written consent of the other and any assignment, as defined in the 1940 Act, by Eudaimonia shall automatically terminate this Agreement.

Section 9.                      Amendments.

This Agreement may be amended only by an instrument in writing executed by all parties and otherwise in accordance with the 1940 Act.

Section 10.                    Governing Law.

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

THE COMPANY
MACC PRIVATE EQUITIES, INC.
A Delaware corporation

By:
Name: Travis T. Prentice
Title: President and CEO

By:
Derek Gaertner
CFO and Chief Compliance Officer

EUDAIMONIA:
EUDAIMONIA ASSET MANAGEMENT, LLC
A California limited liability company

By:
Name: Travis T. Prentice
Title: President and CEO

APPENDIX C

AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT WITH
INVESTAMERICA INVESTMENT ADVISORS, INC.

Appendix C

AMENDED AND RESTATED INVESTMENT SUBADVISORY
AGREEMENT

This AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT (this “Agreement”) is made and entered into by and among MACC PRIVATE EQUITIES INC., a Delaware corporation (“MACC”), EUDAIMONIA ASSET MANAGEMENT, LLC, a California limited liability company (“Eudaimonia”) and INVESTAMERICA INVESTMENT ADVISORS, INC., a Delaware corporation (“InvestAmerica”), dated as of the ____ day of ___________, 2010.

RECITALS

WHEREAS, MACC is a closed-end management investment company that has elected to be regulated as business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, MACC is subject to the terms of certain exemptive orders granted by the United States Securities and Exchange Commission (“SEC”) which govern, among other things, co-investments by MACC and other investment funds managed by any investment advisor to MACC (the “Exemptive Orders”);

WHEREAS, Eudaimonia and InvestAmerica are both registered investment advisors under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, concurrently with the execution of this Agreement, Eudaimonia has agreed to serve as the investment advisor to MACC pursuant to an Amended and Restated Investment Advisory agreement between Eudaimonia and MACC (the “Eudaimonia Advisory Agreement”);

WHEREAS, prior to April 29, 2008, InvestAmerica was the investment advisor to MACC and its former wholly-owned subsidiary, MorAmerica Capital Corporation (“MorAmerica”), with respect to Existing Portfolio Company (as defined below) investments;

WHEREAS, this Agreement is subject to approval by the holders of a majority, as defined in the 1940 Act, of MACC’s outstanding voting securities and will become effective as of the date of such approval (the “Effective Date”);

WHEREAS, effective on the Effective Date, the investment advisory agreements previously governing the investments in Existing Portfolio Companies are terminated;

WHEREAS, Eudaimonia desires to obtain the continued support and assistance of InvestAmerica in carrying out Eudaimonia’s duties and obligations as the investment advisor to MACC, and InvestAmerica desires to provide such support and assistance as sub-advisor on the terms and conditions set forth herein;

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act; and

WHEREAS, MACC, Eudaimonia and InvestAmeica entered into an Investment Subadvisory Agreement on April 29, 2008 (the “Current Agreement”), and, subject to approval by the holders of a majority, as defined in the 1940 Act, of the Company’s outstanding voting securities of this Agreement, the parties wish to amend the terms of the Current Agreement as provided in this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

1.           Existing Porfolio Company, Defined.   “Existing Portfolio Company” or “Existing Portfolio Companies” shall mean any entity in which MACC or MorAmerica has made an investment prior to April 29, 2008 and with respect to which InvestAmerica will be providing services pursuant hereto, which investments may include ownership of capital stock, loans, receivables due from an Existing Portfolio Company or other debtor on sale of assets acquired in liquidation and assets acquired in liquidation of any Existing Portfolio Company.

2.           Ongoing Services.   For the term of this Agreement, InvestAmerica will provide those financial, business and investment advisory services specified on Schedule A (collectively referred to as the “Services”) to, or for the benefit of, MACC, subject to the oversight and supervision of Eudaimonia and the direction and control of the Board of Directors of MACC.

3.           Term.      This Agreement shall continue in effect for two (2) years from the Effective Date, unless sooner terminated as provided for herein.  Thereafter, this Agreement shall continue in effect so long as such continuance is specifically approved at least annually by Eudaimonia and the Board of Directors of MACC, including a majority of its members who are not interested persons of InvestAmerica or Eudaimonia, or by vote of the holders of a majority, as defined in the 1940 Act, of MACC’s outstanding voting securities.  The foregoing notwithstanding, this Agreement may be terminated by Eudaimonia or MACC at any time, without payment of any penalty, on sixty (60) days’ written notice to InvestAmerica if the decision to terminate has been made by Eudaimonia or by MACC’s Board of Directors or by vote of the holders of a majority, as defined in the 1940 Act, of MACC’s outstanding voting securities.  This Agreement also may be terminated by InvestAmerica at any time, without payment of any penalty, on sixty (60) days’ written notice to Eudaimonia and MACC.

4.           Portfolio Board Service and Asset Management.

4.1           It is acknowledged that as a part of the Services to be provided by InvestAmerica hereunder, (i) certain of its employees, representatives and agents (“InvestAmerica Representatives”) may serve as members of the boards of directors and board committees of individual Portfolio Companies and (ii) InvestAmerica will monitor and manage investments in Existing Portfolio Companies, including exits, preparation of valuations and other portfolio management matters.  InvestAmerica and InvestAmerica

Representatives serving on the boards of directors and board committees of individual Existing Portfolio Companies shall conduct the Services in accordance with applicable law and all investment policies as set forth in writing by Eudiamonia and the Board of Directors of MACC with respect to such Services, provided that at all times the InvestAmerica Representatives shall act in accordance with their fiduciary duties as members of Existing Portfolio Company boards.  In regard to such actions and decisions, MACC hereby appoints InvestAmerica (and such officers, directors, employees, representatives and agents is it shall designate) as its proxy, as a result of which InvestAmerica shall have the authority, in its performance of this Agreement, to make decisions and to take such actions, without specific authority from Eudaimonia or the Board of Directors of MACC, as to all matters which are not hereby restricted.

4.2           All fees, including director’s fees that may be paid to InvestAmerica by or for the account of an Existing Portfolio Company shall be paid to MACC.  Notwithstanding the foregoing, InvestAmerica will be allowed to be reimbursed by Existing Portfolio Companies for all direct expenses associated with due diligence and management of portfolio investments or investment opportunities, including expenses of attending board and management meetings, and such expenses (travel, meals, lodging, etc.) will not be payable to, or by, Eudaimonia or credited against the Management Fee.

4.3           Except for expense reimbursement provided in Section 4.2 above and 4.4 below, InvestAmerica’s sole and exclusive compensation for all of its services to be rendered hereunder will be in the form of a Management Fee and a separate Incentive Fee as provided in Section 5.

4.4           InvestAmerica will be responsible for the following expenses: its staff salaries and fringe benefits, office space, office equipment and furniture, communications, travel, meals and entertainment, conventions, seminars, office supplies, dues and subscriptions, hiring fees, moving expenses, repair and maintenance, employment taxes, in-house accounting expenses and minor miscellaneous expenses.  InvestAmerica will pay for its own account all expenses incurred in rendering the services to be rendered hereunder. Without limiting the generality of the foregoing, InvestAmerica will pay the salaries and other employee benefits of the persons in its organization whom it may engage to render such services, including without limitation, persons in its organization who may from time to time agree to act as officers of MACC.  Eudaimonia or MACC, however, will be responsible for all reasonable expenses for travel at the direction of Eudaimonia or MACC, including for board or other management meetings, which expenses shall be reimbursed promptly upon being invoiced therefor by InvestAmerica.   Without limiting the foregoing, InvestAmerica will not be responsible for any expenses:  (i) required to be paid by MACC pursuant to the Eudaimonia Advisory Agreement (including, without limitation, Section 2.3 thereof), (ii) any expenses related to transferring management of MACC to Eudaimonia, including expenses of moving records to the offices of Eudaimonia, (iii) expenses of duplicating files necessary for performance of the Services; or (iv) any other expenses incurred in connection with the services that are not expressly payable by InvestAmerica under this Agreement.

4.5           The obligations of InvestAmerica to Eudaimonia and MACC are not exclusive.

(a)           InvestAmerica and its affiliates may, in their discretion, manage other venture capital funds and render the same or similar services to any other person or persons who may be making the same or similar investments.  Neither InvestAmerica nor any of its affiliates shall in any manner be liable to Eudaimonia, MACC or their affiliates by reason of the activities of InvestAmerica or its affiliates on behalf of other persons and funds as described in this paragraph and any conflict of interest arising therefrom is hereby expressly waived.

(b)           The scope of the Services does not include presentation of investment opportunities to MACC or making new investments for MACC, but rather is limited to management of the Existing Portfolio Companies.  Accordingly, InvestAmerica is not required to present to MACC investments being considered by other funds managed by InvestAmerica or its affiliates.

(c)           With respect to follow-on investments made by InvestAmerica pursuant to this Agreement, any such investment management services and all co-investments shall at all times be provided in strict accordance with rules and regulations under the 1940 Act and the Exemptive Orders.

5.           Management and Incentive Fees.

5.1           Eudaimonia will pay InvestAmerica monthly in arrears a management fee (the “Transitional Management Fee”) equal to seventy-five percent (75%) of the management fee actually paid by MACC to Eudaimonia pursuant to the Eudaimonia Advisory Agreement attributable to Existing Portfolio Companies as of the Effective Date.  The Transitional Management Fee shall be reduced to equal fifty percent (50%) of the management fee actually paid by MACC to Eudaimonia pursuant to the Eudaimonia Advisory Agreement attributable to Existing Portfolio Companies upon the transition to Eudaimonia of the Services provided by InvestAmerica in Section III, Items 1 and 2 of attached Schedule A (the “Management Fee”).   The period from the Effective Date through the date such services are transitioned to Eudaimonia is the Transition Period.

Eudaimonia shall arrange for the Transitional Management Fee or the Management Fee, as applicable, to be paid to InvestAmerica directly by MACC on the same day as MACC pays Eudaimonia its management fee under the Eudaimonia Advisory Agreement, provided that Eudaimonia has received payment of its management fee from MACC pursuant to the terms of the Eudamonia Advisory Agreement.  Payments of Transitional Management Fees or Management Fees that are delayed because of failure of MACC to pay a management fee to Eudaimonia for the corresponding period shall be made promptly upon Eudaimonia receiving such management fee from MACC.  The Transitional Management Fee shall stop accruing as of the last day of the month in which the Services provided by InvestAmerica in Section III of attached Schedule A transition from InvestAmerica to Eudaimonia.  The Management Fee shall stop accruing on the date that this Agreement expires or is terminated.  Upon expiration or termination of this Agreement, all earned but unpaid Transitional Management Fees and Management Fees shall be immediately due and payable.

5.2           During the term of this Agreement Eudaimonia shall pay to InvestAmerica an incentive fee determined as specified in this Section 5.2 (the “Incentive Fee”).

(a)  The Incentive Fee to be paid to InvestAmerica shall consist of one hundred percent (100%) of the incentive fee actually paid by MACC to Eudaimonia pursuant to the Eudaimonia Advisory Agreement attributable to Existing Portfolio Companies as of the Effective Date.

(b)  Upon termination of this Agreement, all earned but unpaid Incentive Fees shall be immediately due and payable.

(c)   Payment of Incentive Fees shall be made as follows:

(i)  To the extent payable, Incentive Fees shall be paid, in cash, in arrears on the last business day of each fiscal quarter in the fiscal year.

(ii)  The Incentive Fee shall be retroactively adjusted as soon as practicable following completion of the valuations at the end of each fiscal year in which this Agreement is in effect to reflect the actual Incentive Fee due and owing to InvestAmerica, and if such adjustment reveals that InvestAmerica has received more Incentive Fee income than it is entitled to hereunder, InvestAmerica shall promptly reimburse Eudaimonia for the amount of the excess.

(d)   The Incentive Fee shall stop accruing effective as of the date of the expiration (subject, however, to annual continuance as provided in Section 3 above)  or termination of this Agreement.  Upon the expiration or termination of this Agreement, all earned but unpaid Incentive Fees shall be immediately due and payable; provided, however, that Incentive Fees earned with respect to non-cash Realized Capital Gains (as defined in the Eudaimonia Advisory Agreement) shall not be due and payable to InvestAmerica until the cash is received by MACC.

(e)           To the extent payable, Eudaimonia shall arrange for the Incentive Fee to be paid to InvestAmerica directly by MACC, on the same date as MACC pays Eudaimonia its incentive fee under the Eudaimonia Advisory Agreement, and in no event less than annually.

6.           Personnel.  All employee wages, benefits and other related costs for employees and personnel of InvestAmerica shall be the sole responsibility of InvestAmerica, and

InvestAmerica shall have sole control of the payment of wages and benefits to such employees.  The individuals providing the Services shall at all times be considered to be in the employ of InvestAmerica and under the direction and control of InvestAmerica, and they shall not be considered to be in the employ of Eudaimonia.   No InvestAmerica personnel shall be required to relocate.  Without the prior written consent of InvestAmerica (which consent InvestAmerica may grant or withhold in its sole and absolute discretion), Eudaimonia agrees that it shall not, for a period of three (3) years from the date of termination of this Agreement, either alone or in conjunction with any other person, or directly or indirectly through its present or future affiliates, employ, engage or seek to employ or engage any person who is an employee of InvestAmerica.

7.           Accounts and Records.   InvestAmerica will maintain books of account and other records and files with respect to the Services provided hereunder.  InvestAmerica shall make such records available for inspection by Eudaimonia upon reasonable notice at mutually convenient times at the place where such records are kept in the ordinary course of business.

8.           Confidentiality. InvestAmerica agrees that it will come into possession of information regarding the Portfolio Companies and information regarding other companies, the securities of which are owned by other funds managed by one of the parties (“Confidential Portfolio Information”), and information concerning the business of the other parties to this Agreement (“Confidential Business Information”) (collectively, the Confidential Portfolio Information and Confidential Business Information are referred to herein as “Confidential Information”).  Confidential Information shall not include information independently developed by a party without reliance on the Confidential Information of the other party, information obtained from a third party, which third party is under no restriction with respect to the use and disclosure of such information, or information approved for unrestricted release by a party without violating a provision of this agreement.

InvestAmerica agrees that the Confidential Information is highly confidential, private and of a sensitive nature.  Eudaimonia and InvestAmerica agree that each will handle the Confidential Information of the other with the same degree of care that it uses to handle its own Confidential Information, and will, at all times, handle the Confidential Information of the other in a manner reasonably calculated to maintain its confidentiality.  Each party understands that the other may disclose Confidential Information as reasonably necessary:  (i) in the normal course of managing existing portfolios, (ii) in performing the Services, (iii) in the performance of tasks by InvestAmerica as requested by Eudaimonia and (iv) in communicating with shareholders, investors, and regulatory agencies, including the SEC.  Eudaimonia and InvestAmerica also agree that the parties may disclose Confidential Portfolio Information to banks, financing sources, investment banks, brokers, auditors, law firms and other service providers (i) as reasonably necessary in connection with the management of an investment in a Portfolio Company, (ii) at the request of the Portfolio Company who directs disclosure to third parties and (iii) as reasonably necessary in connection with service as a director of a Portfolio Company.  InvestAmerica may also use and disclose information regarding IRR, cash flow and other performance data for the Existing Portfolio and all other historical performance data relating to the Existing Portfolio and prior investments during the time InvestAmerica managed MACC.  In addition, a party may use and disclose the Confidential Information of the other party where required by law, provided that it shall first notify the other party in writing of such requirement and cooperate with respect to any reasonable steps available for the further protection of such Confidential Information.

Except as otherwise provided herein, InvestAmerica agrees that it will use the Confidential Information solely in the management of MACC or the management of other funds that have co-investments with MACC.

InvestAmerica agrees that, in the event of any breach of any provision hereof, the aggrieved party will not have an adequate remedy in money or damages and that, in such event, the aggrieved party shall be entitled to obtain injunctive relief against such breach in any court of competent jurisdiction, without the necessity of posting a bond even if otherwise normally required.  Such injunctive relief will in no way limit the aggrieved party’s right to obtain other remedies available under applicable law.

9.           Compliance with Laws; Cooperation.

9.1           InvestAmerica shall use diligent effort to cause all Services to be performed in strict compliance with all laws, regulations and requirements of any federal, state, municipal or other governmental entity having jurisdiction respecting either of the parties and/or the Services being rendered, including the 1940 Act, the Advisers Act and all Exemptive Orders.

9.2           Eudaimonia shall cooperate fully with InvestAmerica’s efforts to perform the Services effectively and in compliance with applicable law, including providing InvestAmerica with files and records necessary for the performance of the Services.

10.           Indemnification; Fidelity Bond, Directors and Officers Insurance.

10.1           Eudaimonia shall not be liable or responsible for any action or omission on the part of InvestAmerica or its employees, representatives or agents arising out of their respective service on the board of directors of individual Portfolio Companies or provision of other Services pursuant to this Agreement, except to the extent that such action or omission was specifically directed by Eudaimonia, in writing.  InvestAmerica shall indemnify and hold Eudaimonia harmless from any claims or liabilities arising out of the service of InvestAmerica and its employees, representatives and agents on the boards of directors of individual Portfolio Companies or the provision of other Services pursuant to this Agreement, except to the extent that InvestAmerica or its employees, representatives or agents were carrying out the express written instructions of Eudaimonia in connection with the action or omission complained of.

10.2           InvestAmerica shall not be liable or responsible for any action or omission on the part of Eudaimonia or its employees, representatives or agents arising out of this Agreement or the Eudaimonia Advisory Agreement.  Eudaimonia shall indemnify and hold InvestAmerica harmless from any claims or liabilities arising out of Eudaimonia’s actions or omissions with respect to this Agreement or the Eudaimonia Advisory Agreement.

10.3           During the term of this Agreement, InvestAmerica and its officers, directors and employees, with respect to performance of the Services under this Agreement and as officers or employees of MACC, if applicable,  shall be covered at all times by a (i) directors and officers insurance policy and (ii) a joint fidelity bond, in each case at least as extensive in amount, scope and coverage as required by law and as presently in force (as long as reasonable commercially available), and at no cost to InvestAmerica.

10.4           Neither InvestAmerica, nor any of its officers, directors, shareholders, employees, agents or Affiliates, whether past, present or future (collectively, the “Indemnified Parties”), shall be liable to Eudaimonia or MACC, or any of their affiliates for any error in judgment or mistake of law made by the Indemnified Parties in connection with any investment made by or for MACC, provided such error or mistake was not made in bad faith or as a result of gross negligence or willful misconduct of the Indemnified Parties. MACC confirms that in performing services hereunder Eudaimonia will be an agent of MACC for the purpose of the indemnification provisions of the Bylaws of MACC subject, however, to the same limitations as though the Indemnified Parties were a director or officer of MACC.  InvestAmerica shall not be liable to Eudaimonia, MACC, their shareholders or their creditors, except for violations of law or for conduct which would preclude the Indemnified Parties from being indemnified under such Bylaw provisions. The indemnification provisions of this Section 9 are applicable to the entire period for which InvestAmerica has provided advisory services to MACC or its predecessors, beginning in 1985.  The provisions of this Section 9(d) shall survive termination of this Agreement.

11.           Notices.   All notices or other communications given pursuant to this Agreement shall be in writing and shall be given by personal delivery, by United States mail or an established,  commercial express delivery service (such as Federal Express), postage or delivery charge prepaid, return receipt requested, addressed to the person and address designated below:

InvestAmerica:	InvestAmerica Investment Advisors, Inc.
101 Second Street S.E., Suite 800
Cedar Rapids IA 52401
Fax (319) 363-9683
Attn: David R. Schroder, President

Eudaimonia:	Eudaimonia Asset Management, LLC
2533 South Coast Highway 101, Suite 240
Cardiff-By-The-Sea, California 92007
Attn: Travis Prentice, President

A notice or other communication shall be deemed received on the earliest of the following: (i) the date of its delivery to the address specified above, (ii) the date of its actual receipt by the person or entity specified above, or (iii) in the case of refusal to accept or inability to deliver the notice or other communication, the earliest of (a) the date of the attempted delivery or refusal to accept delivery, (b) the date of the postmark on the return receipt, or (c) the date of receipt of notice of refusal or notice of non-delivery by the sending party.

Either party may designate any other address in substitution of the foregoing address(es) at any time by giving the other party ten (10) days written notice, as provided herein, of the new address.

12.           Severability.   If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this Agreement or such other documents, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement or such other documents shall be valid and shall be enforced.

13.           No Joint Venture, Partnership or Alter Ego; Independent Contractor.   Nothing contained in this Agreement, any document executed in connection herewith or any other agreement with any other party shall be construed as making InvestAmerica and Eudaimonia partners, joint venturers or alter egos of each other or of any other entity.  InvestAmerica shall at all times remain an independent contractor of Eudaimonia with respect to the Services.

14.           Additional Documents.   The parties hereby agree to execute and deliver such other documents and instruments as may be necessary or desirable to give effect to the terms and intent of this Agreement.

15.           Waiver.   The failure of any party to insist upon strict performance of any of the provisions contained herein shall not be deemed a waiver of any rights or remedies that such party may have, and shall not be deemed a waiver of any subsequent breach or default.

16.           Captions and Headings.   The captions and headings in this Agreement are for ease of reference only and shall not be deemed to define or limit the scope or intent of any of the terms, covenants, conditions or agreements contained herein.

17.           Entire Agreement.   This Agreement contains the entire agreement between and among the parties hereto and supersedes all prior negotiations and agreements, oral or written, with respect to the subject matter hereof or with respect to any of the Services.

18.           Arm’s-Length Agreement; Construction.   The parties mutually acknowledge that the provisions of this Agreement are the product of arm’s-length negotiations with parties having essentially equal bargaining strength, legal representation and opportunity to determine the language used herein.  Therefore, the provisions of this Agreement shall not be construed for or against any party.

19.           No Third-Party Beneficiary Rights.   This Agreement is not intended to create, nor shall it be in any way construed to create any third-party beneficiary rights in any person not a party hereto.

20.           Successors and Assigns.   This Agreement shall inure to the benefit of and bind the respective parties’ successors and assigns.

21.           Applicable Law.   This Agreement is made and delivered in, and shall be construed and interpreted in accordance with the laws (without reference to the choice-of-law provisions) of, the State of Delaware.

22.           Amendment.   This Agreement may be amended only in writing executed by all parties.

[signature page immediately follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EUDAIMONIA:
EUDAIMONIA ASSET MANAGEMENT, LLC
A California limited liability company

By:
Name: Travis T. Prentice
Title: President and CEO

INVESTAMERICA:
INVESTAMERICA INVESTMENT ADVISORS, INC.
A Delaware corporation

By:
Name: David R. Schroder
Title: President

By:
Robert A. Comey
Executive Vice President

MACC:
MACC PRIVATE EQUITIES, INC.
A Delaware corporat

By:
Name: Travis T. Prentice
Title: President and CEO

By:
Derek Gaertner
CFO and Chief Compliance Officer

Schedule A
ONGOING SERVICES
To Be Provided by InvestAmerica and by Eudaimonia

I.	EXISTING PORTFOLIO COMPANY MANAGEMENT TASKS

1.	Gather, review, file, summarize monthly financials relating to portfolio investments existing as of the Existing Date (the “Existing Portfolio”).
2.	Report sales, pre tax, EBITDA actual vs. budget monthly.
3.	Attend Existing Portfolio company board meetings.
4.	Review and file projections.
5.	Review and file annual audits.
6.	Review covenant compliance.
7.	Explore ways to add value i.e. explore growth and acquisition opportunities and plans, assess management and new management candidates.
8.	Work to execute exit projections.
9.	Communicate and work with co-investors to assess and add value.
10.	Analyze and recommend investment opportunities for the Existing Portfolio companies.
11.	Support senior capital and venture capital acquisition as required for Existing Portfolio companies.
12.	File all company monitoring information.
13.	File all investment documentation.
14.	In Existing Portfolio board roles, act in accord with proper corporate governance guidelines, all in the interest of the Existing Portfolio company and its shareholders.
15.
Make available and, if requested by Existing Portfolio companies, render managerial assistance to, and exercise management rights in, Existing Portfolio companies and entities as appropriate to maximize return for MACC and to comply with applicable SEC regulations.

II.	SEC EXAMINATIONS; SECURITIES CUSTODY

1.	Eudaimonia is responsible as investment advisor of MACC; InvestAmerica provides SEC exam assistance on any inquiries related to pre-Effective Date or Existing Portfolio activities.
2.
Eudaimonia is responsible for custody of all assets (cash, securities, et al) which are subject to SEC custody rules under the 1940 Act and the Advisers Act.  InvestAmerica to provide custody support as long as assets are held at CRBT.

III.           ACCOUNTING FOR MACC

1.	Prepare monthly financial statements and quarterly and annual reports for MACC during the Transition Period. These tasks will be transitioned by InvestAmerica to Eudaimonia over the Transition Period.
2.	Eudaimonia will be responsible for controls, check writing, wire instructions and approval of expenses. These tasks will be transitioned by InvestAmerica to Eudaimonia over the Transition Period.
3.	Prepare quarterly and annual valuation reports, provide valuation analysis and support to MACC board of directors.
4.	Monthly Existing Portfolio accounting and bookkeeping records.
5.	Audit support for the Existing Portfolio records and for pre-Effective Date Activities.
6.	Prepare quarterly management letter on Existing Portfolio.
7.	Prepare monthly performance report with respect to Existing Portfolio.
8.	Prepare cashflows projection (1 year out) for Existing Portfolio

IV.	SHAREHOLDER RELATIONS / ANNUAL REPORT

1.	Eudaimonia responsible for all shareholder relations, communications and inquiries.
2.	Eudaimonia will prepare Annual Reports, with Existing Portfolio financial input from InvestAmerica.

V.           EXISTING PORTFOLIO FOLLOW-ON INVESTMENTS

1.	InvestAmerica responsible for analysis, presentation, proposal, gathering, filing investment documentation.
2.	Eudaimonia responsible for investment decisions.
3.	MACC Board responsible for any co-investment split decisions.

VI.           BOARD MEETINGS

1.	Eudaimonia responsible.
2.	InvestAmerica will provide Existing Portfolio;
•	Quarterly Management Letter
•	Monthly Portfolio Performance Report
•	Quarterly Valuations

InvestAmerica is not responsible for out-of-pocket expenses (travel, meals, etc.) associated with the administration of this Agreement that are not associated with managing the Existing Portfolio.  InvestAmerica is not responsible for the cost of travel to the offices of Eudamonia required under the Agreement.

VII.           FINANCIAL PROJECTIONS

1.	InvestAmerica responsible for annual projection inputs with regard to the Existing Portfolio and expenses under its control and for interim projection inputs as reasonably required.
2.	Eudaimonia responsible for MACC financial projections.

APPENDIX D

AUDIT COMMITTEE CHARTER

Appendix D
MACC PRIVATE EQUITIES INC.

AUDIT COMMITTEE CHARTER

I.	ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee.  The Audit Committee shall consist of three or more directors, as determined by the Board of Directors, each of whom shall not be an officer or employee of the MACC Private Equities Inc. (the “Company”) or any of its affiliates, but shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and at least one member of the Audit Committee shall be an “audit committee financial expert,” as that term is defined in rules promulgated by the Securities and Exchange Commission (the “SEC”).

The members of the Audit Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors to serve a term of one year or until their successors shall be duly elected and qualified.  The Board of Directors will appoint a Chair to preside at the Audit Committee meetings and schedule meetings as appropriate.  The Board of Directors shall make the determination as to (a) the independence of each member of the Audit Committee; and (b) which member(s) of the Audit Committee qualify as an “audit committee financial expert.”

A.           Definition of Independence (subject to any changes promulgated by NASDAQ or the SEC)

The following persons are not considered independent1:

(1)	a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

(2)	a director who, directly or indirectly, accepts any consulting, advisory or other compensatory fee from the Company or any of its affiliates, other than compensation for board or committee service;

________________________________________________

1 See NASDAQ Rule 4200(a)(15) and Rule 10A-3(b)(1) adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)
a director who accepted or who has a Family Member2 who accepted any compensation from the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (i) compensation for board or committee service, (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the Company, or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(4)	a director who is any Family Member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

(5)
a director who is, or has  Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or under non-discretionary charitable contribution matching programs) for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three fiscal years;

(6)
a director who is, or has a Family Member who is, employed as an executive of another entity where at any time during the past three years any of the Company’s executive officers serve on that entity’s compensation committee;

(7)
a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years;

(8)	a director who has participated in the preparation of the financial statements of the Company or an affiliate at any time during the previous three years;3 or

(9)	a director who is an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

B.           Definition of “Audit Committee Financial Expert”4

An “audit committee financial expert” is a person who has, through education and experience as a public accountant or auditor or a principal financial officer, controller, or principal accounting officer of a company that, at the time the person held such position, was required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, or experience in one or more positions that involve the performance of similar functions (or

________________________________________________

2 “Family Member” is defined by NASDAQ Rule 4200(a)(14) as “a person’s spouse, patents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.”

3 See NASDAQ Rule 4350(d)(2)(A).

4 See Item 407(d)(5)(ii) of Regulation S-K adopted under the Exchange Act.

that results, in the judgment of the Company’s Board of Directors, in the person’s having similar expertise and experience), the following attributes:

(1)	an understanding of generally accepted accounting principles and financial statements;

(2)
experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the Company’s financial statements;

(3)
experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to those raised by the Company’s financial statements, or experience supervising one or more persons engaged in such activities;

(4)	experience with, and an understanding of, internal controls and procedures for financial reporting; and

(5)	an understanding of audit committee functions.

II.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors has established; and the Company’s auditing, accounting and financial reporting processes generally.  Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster compliance with, the Company’s policies, procedures and practices at all levels.  The Audit Committee’s primary duties and responsibilities are as follows:

•	To serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	To review and appraise the audit efforts of the Company’s independent auditors and management of the Company.

•	To provide an open avenue of communication among the independent auditors, financial and senior management, employees and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

III.	MEETINGS
The Audit Committee shall meet regularly as determined by the members of the Audit Committee or as directed by the Board of Directors.  The Chair of the Audit Committee shall prepare or approve an agenda in advance of each meeting. The President, Chief Financial Officer, outside legal counsel, and a representative from the independent auditors may be invited to all meetings.  Other management may be invited as necessary.  Non-committee members may be excused from attendance at any meeting or portion of any meeting by the Chair.

As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matter that the Audit Committee or each of these groups believes should be discussed privately.  In addition, the Audit Committee or its Chair should meet with the independent auditors and management quarterly to review the Company’s financial statements and significant findings based upon the auditor’s limited review procedures.

III.	MEETINGS

IV.	AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall be solely responsible5 for the retention, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.  The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.6  The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee, and for any ordinary administrative expenses necessary for the Audit Committee to carry out.

To fulfill its duties and responsibilities the Audit Committee shall:

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.7

2.	Review the Company’s audited financial statements prior to the release of year-end earnings and/or the Company’s financial statement and prior to filing the Company’s Annual Report on Form 10-K.

________________________________________________

5 See Rule 10A-3(b)(2) adopted under the Exchange Act.

6 See Rule 10A-3(b)(4) & (5) adopted under the Exchange Act.

7 See NASDAQ Rule 4350(d)(1).

3.	Review the Company’s quarterly financial results prior to the release of quarterly earnings and/or the Company’s financial statement and prior to filing the Company’s Quarterly Report on Form 10-Q.

4.
Review, as appropriate, any other material financial information submitted to any governmental or public body, including any certification, report, opinion, or review rendered by the independent auditors.

Independent Auditors

5.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company’s stockholders.  The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select the independent auditors and the Audit Committee has the ultimate responsibility to evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement).8

6.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.  Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors.  The Audit Committee shall present its conclusions to the Board.9

7.	Pre-approve any non-audit services that are permitted under the Exchange Act and SEC rules.10

8.
Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

9.
Actively engage in dialogue with the independent auditors and legal counsel with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

________________________________________________

8 See id.

9 See §10A(k) of the Exchange Act and Rule 10a-3(b)(2) adopted under the Exchange Act (requiring the independent auditor to prepare such reports).

10 See §10A(h) of the Exchange Act.

10.	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors.

11.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.11

12.	Approve, where appropriate, fees and other significant compensation to be paid to the independent auditors.

13.
Meet with the independent auditors to review the scope of the proposed audit for the current year, the audit procedures to be utilized, the location, reliance on management, and staffing for the audit.

14.	Following each audit by the independent auditors, obtain from the independent auditors assurance that Section 10A of the Exchange Act has not been implicated.

15.
In connection with the Company’s year-end financials, discuss with financial management and the independent auditors significant issues regarding accounting principles, practices and judgments and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61.

16.
In connection with the Company’s interim financials, discuss with financial management and independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 71.  The Chair of the Audit Committee may represent the entire Audit Committee for purposes of the quarterly review and communication.

17.	Consider and approve, if appropriate, significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

18.
Ensure the rotation of the audit partners as required by law.  Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.12

Improvement Process

19.	Meet periodically with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures.

________________________________________________

11 See NASDAQ Rule 4200(a)(15).

12 See §10A(j) of the Exchange Act (requiring rotation of certain audit partners on a five-year basis in order to continue to provide audit services for a registrant).

Proxy Statement

20.	Approve the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

21.	Oversee the publication of this Charter, following amendment, and, in any event, at least every three years, in the Company’s annual proxy statement in accordance with SEC regulations.

Ethical Compliance

22.
Establish, review and update periodically the Company’s Code of Ethics13 and Policy Against Insider Trading and Prohibited Transactions (“Insider Trading Policy”).  The effectiveness of Code of Ethics and Insider Trading Policy shall be reviewed annually by the Audit Committee, with a report thereafter by the Audit Committee to the Board of Directors.  The report shall include any recommendations for proposed changes to the Code of Ethics and Insider Trading Policy which the Audit Committee believes are reasonably necessary to ensure high ethical conduct by the Company’s chief executive and senior financial officers and to prevent fraudulent, deceptive, misleading or manipulative acts by “Access Persons” as that term is defined in the Insider Trading Policy.

23.
Review management’s monitoring of the Company’s compliance with the Insider Trading Policy or any other potential conflict of interest situations arising in respect of the Company’s affairs and involving the Company’s investment adviser, affiliates and employees.

Procedures for Handling Complaints14

24.
Establish procedures for the receipt, retention and treatment of (a) complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Miscellaneous

25.
Review with the Company’s general counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies related to financial matters or the Insider Trading Policy and any material reports or inquiries related to financial matters that are received from regulators or governmental agencies.

________________________________________________

13 Under SEC rules, the Company is required to disclose whether it has a Code of Ethics applicable to the chief executive and senior financial officers; if the Company has not adopted such Code of Ethics, it must disclose why it has not done so. See Item 406(a) of Regulation S-K adopted under the Exchange Act.

14 This section addresses the “whistleblower” requirements of Sarbanes-Oxley and Rule 10A-3(b)(3) adopted under the Exchange Act.

26.
At each meeting of the Audit Committee, the Audit Committee shall review all invoices for payment of fees and expenses to the Company’s investment adviser together with any related records requested by the Audit Committee from time to time.

27.
The Audit Committee shall oversee the maintenance of investments in compliance with Section 17(f) of the 1940 Act.  The Chair shall have the responsibility to review the documentation required in connection with the deposit or withdrawal of the Company’s securities or similar investments by persons authorized by the Board of Directors to have access to such securities.

28.
The Audit Committee is authorized to review, from time to time, in the Committee’s discretion, electronic data processing procedures and controls, policies and procedures regarding expenses and use of corporate assets.

29.	The Audit Committee shall review and approve any changes to the Disclosure Committee Charter, the Disclosure Policy and the Internal Control Policy proposed by the Disclosure Committee of the Company.

30.	Periodically conduct a self-assessment of the Audit Committee’s performance.

31.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.   These are the responsibilities of management and the independent auditors.  Nor is it the duty of the Audit Committee to assure compliance with laws and regulations, the Code of Ethics and the Insider Trading Policy.

As amended on October 9, 2008

APPENDIX E

CORPORATE GOVERNANCE / NOMINATING COMMITTEE

Appendix E
MACC PRIVATE EQUITIES INC.

CORPORATE GOVERNANCE/NOMINATING
COMMITTEE CHARTER

Purpose

The Corporate Governance/Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of MACC Private Equities Inc. (the “Company”): (1) to identify individuals qualified to become Board members, and to recommend to the Board persons to fill Board vacancies or to stand for election by shareholders; (2) to recommend to the Board corporate governance guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; and (4) to recommend to the Board nominees for each Board committee.

Committee Membership

The Committee shall consist of no fewer than two members who shall meet the independence requirements of the NASDAQ Stock Market and shall be persons who are not “interested persons” of the Company under applicable rules of the Securities and Exchange Commission.

The members of the Committee shall be appointed and may be replaced by the Board at any time.  The Committee chairperson shall be designated by the Board, or if the Board chooses not to do so, by a majority vote of the Committee.

Meetings

The Committee shall meet at least once a year, and more frequently as circumstances dictate.  A majority of the members of the Committee shall constitute a quorum for the transaction of business.  The Committee will maintain written minutes of its meetings, which minutes will be filed with the Secretary of the Company.

The Committee will report to the Board regarding recommendations of the Committee submitted to the Board for action, and provide the Board copies of the minutes of its meetings.

Committee Authority and Responsibilities

1.
The Committee shall have the sole authority to retain and terminate any search firm to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.  The Committee shall also have authority to access Company resources and to obtain advice and assistance from internal or external legal, accounting or other advisors.

2.
Each year, the Committee shall implement and follow a process designed to seek individuals qualified to become board members for recommendation to the Board and shall consider the re-election of existing directors.  The Committee believes that having directors with relevant experience in business and industry, government, finance and other areas is beneficial to the Board as a whole.  Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces.  The Committee shall monitor the mix of skills and experience of its directors and committee members in order to assess whether the Board has the appropriate tools to perform its oversight function effectively.

3.	Taking this into account, for each year’s nominations the Committee will take the following steps:

a.	With respect to nominating existing directors, the Committee will review relevant information available to it, including the latest Board evaluations for such persons, if any, and assess their

E-1

continued ability and willingness to serve as a director.  The Committee will also assess such persons’ contributions in light of the mix of skills and experience the Committee has deemed appropriate for the Board.

b.
With respect to nominations of new directors, the Committee will conduct a thorough search to identify candidates based upon criteria the Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members.  The Committee will then review selected candidates and make a recommendation to the Board.  The Committee may seek input from other Board members or senior management in identifying candidates.

The Committee will consider nominations for the Board by stockholders the same way it evaluates other individuals for nomination as a new director.  Such nominations must be made in accordance with the Company’s Bylaws to be considered.

4.
The Committee shall perform an annual assessment of the Board’s performance.  In addition, the Committee shall solicit and receive comments from all directors, assess each director’s performance and periodically, but not less often than every three (3) years, report to the Board with an assessment of the director’s performance, to be discussed with the full Board at the first Board meeting following the completion of such assessment.

5.
The Committee shall oversee the formulation of, and shall recommend for adoption to the Board, a set of Corporate Governance Guidelines.  The Committee shall periodically review and reassess the Corporate Governance Guidelines of the Company and recommend appropriate changes to the Board for approval.

6.	The Committee may form and delegate authority to subcommittees when appropriate.

7.	The Committee shall review and approve annually the Company’s compensation program for service on the Board or any of its committees.

8.	The Committee shall review and reassess this Charter annually and recommend any appropriate changes to the Board for approval. The Committee shall annually review its own performance.

9.
The Committee shall perform a periodic review of all Board committees’ structure and governance charters to assess the need for any modifications or updates.  In addition, the Committee shall make recommendations to the Board regarding the composition and responsibility of the Board committees.

10.
The Committee shall review all conflicts of interest which may arise from time to time regarding members of the Board or executive officers and review and approve all related party transactions which would require disclosure in the Company’s proxy statement.

Originally Adopted December 22, 2003

Revised February 28, 2006

REVISED OCTOBER 9, 2008

E-2

MACC PRIVATE EQUITIES INC.
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Shareholders
November 30, 2010

The undersigned hereby appoints Michael W. Dunn, Travis T. Prentice, Derek J. Gaertner, and Montie L. Weisenberger and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock of MACC PRIVATE EQUITIES INC. (the “Corporation”) held of record by the undersigned on October 15, 2010 at the Annual Meeting of Shareholders of the Corporation to be held on November 30, 2010 and any adjournment(s) thereof.

The proxy when properly executed will be voted as directed by the undersigned shareholder.  If directors are not indicated, the proxy will be voted to elect all the nominees described in item 1 and for the proposals described in items 2, 3, 4, 5, 6, 7, 8 and 9.  The proxies, in their discretion, are further authorized to vote (a) on matters which the Board of Directors did not know would be presented at the Annual Meeting within the time period specified in the Corporation’s Amended and Restated Bylaws; and (b) on other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

(continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

					Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. To elect four Directors to serve until the 2011 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified;				FOR	AGAINST	ABSTAIN
	FOR All ☐	WITHHOLD EXCEPTIONS* for ALL ☐ ☐
2. To authorize the Corporation to conduct a reverse stock split of its common stock with one new share being issued for every three shares currently outstanding and to adopt conforming changes to the Corporation’s articles of incorporation;

				☐	☐	☐
Director Nominees:
01 Michael W. Dunn
02 James W. Eiler			3. To change the name of the Corporation to “MACC Equities Inc.” by amending the Corporation’s articles of incorporation;	☐	☐	☐
03 Gordon J. Roth
04 Kevin J. Gadawski

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name on the space provided below.)

*Exceptions
 _______________________________________________________
 _______________________________________________________

4.  To authorize the Corporation, with the approval of the Board, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share, subject to certain limitations set forth in the proposal;

				☐	☐	☐
			5. To authorize the Corporation to issue warrants, options or rights to subscribe for or convert into the Corporation’s common stock;	☐	☐	☐
			6. To ratify the appointment of KPMG LLP as independent auditors for the Corporation’s fiscal year ending September 30, 2010;	☐	☐	☐
			7. To approve the Amended and Restated Investment Advisory Agreement with Eudaimonia Asset Management, LLC;	☐	☐	☐
			8. To approve the Amended and Restated Subadvisory Agreement among the Corporation, Eudaimonia Asset Management, LLC and InvestAmerica Investment Advisors, Inc.; and	☐	☐	☐
			9. To transact such other business that may properly come before the meeting and any adjournment thereof.	☐	☐	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.
Signature _____________________________			Signature _____________________________	Date _______________

Please sign your name exactly as it appears hereon.  If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.  If shares are held jointly, each holder should sign.